Exhibit 1.1

Company Number: 48839

BARCLAYS PLC

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

Amended up to 26 April 2007

Registered Office:

1 Churchill Place

London E14 5HP

England

CONTENTS

Page Nos.
CERTIFICATE of INCORPORATION	a
CERTIFICATE of CHANGE of NAME	b
CERTIFICATE of INCORPORATION on RE-REGISTRATION AS A PUBLIC COMPANY	c
CERTIFICATE of INCORPORATION on CHANGE of NAME	d
MEMORANDUM of ASSOCIATION	i
CAPITAL HISTORY	vii

		Article Nos.
ARTICLES of ASSOCIATION
PRELIMINARY		1,2
CAPITAL	- Issues and rights	3-10
	- Allotment of shares	11-15
	- Certificates	16-21
	- Calls on shares	22-28
	- Forfeiture and lien	29-37
	- Transfer of shares	38-45
	- Transmission of shares	46-49
	- Untraced shareholders	50
	- Alterations of capital	51,52
GENERAL MEETINGS	- Meetings and notices	53-58
	- Proceedings at general meetings	59-75
	- Votes of members	76-84
	- Corporations acting by representatives	85
DIRECTORS	- Number and remuneration of directors	86-90
	- Interests of directors	91-95
	- Vacation of office of director	96
	- Appointment of retirement of directors	97-103
	- Alternate directors	104
	- Proceedings of the board	105-116
	- General powers of the board	117-124
	- Minutes and records	125
	- Secretary	126
	- The seals	127,128
	- Authentications of documents	129
DIVIDENDS AND DISTRIBUTIONS		130-142
RESERVES		143
CAPITALISATION OF PROFITS		144,145
ACCOUNTS AND AUDIT		146-150
NOTICES		151-158
WINDING UP		159
INDEMNITY AND INSURANCE		160
INDEX

No. 48839C	N.L. 47828

Certificate of Incorporation

of

BARCLAY & COMPANY LIMITED

I hereby Certify, That BARCLAY & COMPANY LIMITED is this day Incorporated under the Companies’ Acts, 1862 to 1890, and that the Company is LIMITED.

Given under my hand at London this Twentieth day of July One Thousand Eight Hundred and Ninety-six.

J. S. PURCELL,
Registrar of Joint Stock Companies.

Fees and Deed Stamps £51 5/-

Stamp Duty on Capital £6,000

a

No. 48839

Certificate of Change of Name

I hereby Certify, That BARCLAY & COMPANY LIMITED having, with the sanction of a Special Resolution of the said Company, and with the approval of the BOARD OF TRADE, changed its name, is now called BARCLAYS BANK LIMITED and I have entered such new name on the Register accordingly.

Given under my hand at London, this Seventeenth day of February One Thousand Nine Hundred and Seventeen.

GEO. J. SARGENT,
Assistant Registrar of Joint Stock Companies.

b

CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION AS A PUBLIC COMPANY

No. 48839

I hereby certify that

BARCLAYS BANK PLC

has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the 15th FEBRUARY 1982

Assistant Registrar of Companies

C 455

c

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

NO. 48839

I hereby certify that BARCLAYS BANK PLC

having this day by the Barclays Bank Act 1984 changed its name, is now incorporated under the name

BARCLAYS PLC

Given under my hand at the Companies Registration Office, Cardiff the 1st January 1985

D B NOTTAGE
Registrar of Companies

C461(R)

d

Company Number: 48839

THE COMPANIES ACTS 1985 AND 1989

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

BARCLAYS PLC

1.	The name of the Company is “BARCLAYS PLC”.

2.	The Company is to be a public company.

3.	The registered office of the Company will be situated in England and Wales.

4.	The objects* for which the Company is established are:-

(A)	To carry on business as an investment and holding company in all its aspects and in particular (but without prejudice to the generality of the foregoing):-

(i)	to acquire (whether by purchase, subscription, exchange or otherwise), place and underwrite, take options over and hold securities issued or guaranteed by any company or companies in any part of the world, and to vary, transpose, dispose of or otherwise deal with or turn to account any of the Company’s investments for the time being;

(ii)	to co-ordinate the administration, policies, management, supervision, control, research, planning, business operations and any and all other activities of any company or companies or group of companies any securities of which are held, directly or indirectly, by or on behalf of the Company or which is or are associated in any other manner with the Company, to enter into any arrangements with, or in relation to, any such company or group for sharing profits or losses, union of interests, joint venture, reciprocal concessions or co-operation, the provision of finance and subsidies or otherwise as may be thought expedient, to act as managers, controllers, administrators, advisers and consultants of or to any such company or group or all or any part of its business operations, and generally to perform any services or undertake any duties to or on behalf of or in any other manner assist any such company or group, in any such case with or without remuneration.

*	Adopted by Special Resolution passed on 26th April 1971 in complete substitution for the previous objects clause. Amended by Special Resolution passed on 2nd November 1983.

i

(B)	To carry on the business of banking in all its aspects, including but not limited to the transaction of all financial, monetary and other business which now is or at any time during the existence of the Company may be usually or commonly carried on in any part of the world by banks, discount houses, merchant banks or financiers; and in particular (but without prejudice to the generality of the foregoing):-

(i)	to receive money on current account or on deposit on any terms, and to borrow, raise or take up money with or without security and to employ and use the same;

(ii)	to deposit, lend or advance money, securities or property, with or without security, and generally to make or negotiate loans and advances of every kind;

(iii)	to draw, make, accept, endorse, grant, discount, acquire, subscribe or tender for, buy, sell, issue, execute, guarantee, negotiate, transfer, hold, invest or deal in, honour, retire, pay, secure or otherwise dispose of obligations, instruments (whether transferable or negotiable or not) and securities of every kind;

(iv)	to grant, issue, negotiate and in any manner deal with or in letters of credit and circular notes and drafts and other forms of credits and instruments of every kind;

(v)	to buy, sell and deal in bullion, specie, precious metals, foreign exchange and commodities of every kind;

(vi)	to receive on deposit or for safe custody or otherwise documents, cash, securities and valuables of every description;

(vii)	to collect, hold and transmit money and securities and to act as agents for the receipt or payment of money or for the receipt or delivery of securities and documents;

(viii)	to issue and transact business in respect of all types of bankers’ cards and credit cards whether issued by the Company or by any other person or company;

(ix)	to act as registrars and transfer agents for any company and to maintain for any company any records and accounts which may be requisite for the purpose, and to undertake any duties in relation to the registration of transfers, the issue and deposit of certificates or other documents evidencing title to securities, or otherwise;

(x)	to act as agents, advisers or consultants in relation to the investment of money, the management of property and all insurance, pension and taxation matters, and generally to transact all agency, advisory or consultancy business of every kind.

(C)

To undertake and execute the office of executor, administrator, judicial and custodian trustee, receiver, manager, committee, liquidator and treasurer and to establish, undertake and execute trusts of all kinds, whether private or public, including religious and charitable trusts, and generally to carry on trustee and executor business in all its aspects and on such terms as may be thought expedient and in particular, but without prejudice to the generality of the foregoing, to act as

ii

trustees for the holders of any securities of any company and as managers and trustees of unit trusts, investment trusts and pension, benevolent and other funds and to transact all kinds of business arising in connection with any of the foregoing offices and trusts, and to establish, settle and regulate and, if thought fit, undertake and execute any trusts with a view to the issue of any securities, certificates or other documents based on or representing any securities or other assets appropriated for the purposes of such trust.

(D)	To promote, effect, negotiate, offer for sale by tender or otherwise, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally), participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company, and to lend money for the purposes of any such issue.

(E)	To finance or assist in the financing of the acquisition, hire, lease or sale of real and personal property of every kind, and the provision of services in connection therewith, whether by way of personal loan, hire purchase, instalment finance, deferred payment or otherwise; to acquire by assignment or otherwise debts owing to any person or company and to collect such debts, and generally to act as traders, factors, carriers, merchants or in any other capacity, and to import, export, buy, sell, let on hire, charter, barter, make advances upon, pledge or otherwise deal in real and personal property of every kind.

(F)	To enter into any guarantee, bond, recognizance, contract of indemnity or suretyship and otherwise give security or become responsible for the performance of any obligation or duties by any person or company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present or future, and uncalled capital of the Company, or by both such methods, the performance of the obligations of and the payment of monies secured by, or payable under or in respect of the securities of any company or person, including (but without limitation) the Company’s holding company (if any) or any subsidiary of the Company or of such holding company or any company otherwise associated with the Company in business, and to give and take counter guarantees and indemnities, and to receive security for the implementation of any obligation, and to undertake the insurance, re-insurance and counter-insurance of all kinds of risks and generally to carry on the business of an insurance and guarantee company in all its aspects.

(G)	To carry on the businesses of installing, selling, renting and providing computers, data processing and storage equipment and systems, computer bureau, programming, operating and consultancy services and communication systems of all kinds, and acquiring, leasing, hiring and disposing of electronic and mechanical equipment and machinery, and ancillary chattels and property of any kind or description.

(H)	To carry on the business of providing managerial, secretarial, accountancy, consultancy, statistical and any other supervisory, executive and advisory services of whatsoever kind for or in relation to any person, company, property or business.

(I)	To act as forwarding agents, travel and shipping agents, commission agents, surveyors, architects, valuers, property consultants and managers, land and estate agents, insurance brokers and average adjusters, and generally to undertake all kinds of agency business.

iii

(J)	To raise and borrow money by any means, including the issue of debentures, loan stocks, bonds, notes and other securities, upon and subject to such terms and conditions as may be considered expedient, and to secure all or any of the Company’s liabilities in respect of money raised or borrowed, or any other debt or obligation of or binding on the Company, by mortgaging or charging all or any part of the undertaking, property and assets, present and future, and uncalled capital of the Company.

(K)	To purchase, take options over, take on lease or in exchange, hire or otherwise acquire, for any estate or interest and on such terms and for such consideration as may be considered expedient, construct and develop real and personal property of every kind.

(L)	To sell, exchange, mortgage, let on rent, royalty, share of profit or otherwise, improve, manage, turn to account, grant licences, easements, options or other rights over and in any other manner deal with or dispose of the undertaking, property and assets (including uncalled capital) of the Company or any part thereof for such consideration as may be thought fit, and in particular for securities, whether fully or partly paid up, of any other company, and to hold, deal with or dispose of such consideration.

(M)	To amalgamate or enter into partnership or any profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, and to purchase or otherwise acquire and undertake all or any part of the business, assets and liabilities of any person or company.

(N)	To invest any monies of the Company in such investments, securities (other than shares in the Company or its holding company, if any) and any other kind of property (whether real or personal) as may be thought expedient and to hold, sell or otherwise deal with such investments, securities or property.

(O)	To establish or promote or concur in the establishment or promotion of any company.

(P)	To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(Q)	To seek for and secure, and generally to utilise and exploit, openings for the employment of capital in any part of the world, and with a view thereto to employ experts to investigate into and examine the conditions, prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, concessions, properties and rights whether in existence or contemplation.

(R)	To enter into any arrangement with any government or authority, international, supreme, municipal, local or otherwise, and to obtain any rights, concessions and privileges from any such government or authority and to carry out, exercise and comply with any such arrangements, rights, concessions and privileges.

iv

(S)	To take all necessary and proper steps in Parliament or with any government or authority, international, supreme, municipal, local or otherwise for the purpose of carrying out, extending or varying the objects and powers of the Company, or altering its constitution, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(T)	To distribute any of the property of the Company among its members in specie.

(U)	To subscribe, donate or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members and to subscribe or donate money to any association or fund for the protection, defence or benefit of any persons or companies carrying on businesses similar to those carried on by the Company or any of its subsidiaries.

(V)	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, bonuses, benefits, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of its holding company (if any) or of any company which is a subsidiary of the Company or of such holding company or is allied to or associated in business with the Company or with any such subsidiary or the predecessors in business of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or their respective predecessors in business and the wives, widows, families, dependants and personal representatives of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, building and housing schemes, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid, or to advance the interest and well being of the Company or of any such other company as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid.

(W)	To carry on any other business or activity which may seem to the Directors capable of being advantageously carried on in connection or conjunction with or as ancillary to any of the foregoing businesses or which the Directors may consider expedient with a view to rendering profitable or more profitable or enhancing directly or indirectly the value of the Company’s undertaking or any of its property or assets.

(X)	To do all or any of the foregoing things in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents, subsidiary and associated companies or otherwise, and either alone or in conjunction with others.

v

It is hereby declared that:-

(i)	the expression “company” (except where used in reference to this Company) shall be deemed to include any government or any statutory, municipal or public body, partnership, association, syndicate or other body of persons, whether incorporated or unincorporated and whether domiciled in England or elsewhere and the expression “securities” means and includes shares, stocks, debentures, bonds, notes, debenture stocks, loan stocks, loans, mortgages, documents or other certificates of title, depositary receipts, certificates of deposit, funds or other obligations, interests or participatory rights of any kind whatsoever;

(ii)	the objects specified in each of the paragraphs of this Clause shall not, except where the context expressly so requires, be in anywise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.	The liability of the Members is limited.

6.	The capital of the Company is £2,500,000,000.

vi

CAPITAL HISTORY

(a)	The original capital was £6,000,000 divided into 300,000 Shares of £20 each. Prior to 25th November 1953 and principally during the period up to 1920, the capital was increased and reorganised on a number of occasions and at the said date was £20,000,000 consisting of £3,430,356 “A” Stock, 567,411 “A” Shares of £4 each, £11,760,811 “B” Stock, £667,050 “C” Stock and 1,872,139 shares of £1 each.

(b)	By Special Resolution passed on 25th November 1953, and with the separate approval of the “A”, “B” and “C” Stockholders by Extraordinary Resolutions passed on the same day, the capital was further increased and reorganised so as to be £30,000,000 consisting of £22,247,653 Ordinary Stock, 6,752,347 Ordinary Shares of £1 each, £667,050 Staff Stock and 332,950 Staff Shares of £1 each.

(c)	The capital was subsequently increased or reorganised by Resolution as follows:-

	Date	Nature of Change	New Capital
(i)	4th February 1959	10,000,000 new Ordinary Shares	£40,000,000

(ii)	19th August 1959	10,000,000 new Ordinary Shares	£50,000,000

(iii)	8th February 1962	20,000,000 new Ordinary Shares	£70,000,000

(iv)	13th February 1963	20,000,000 new Ordinary Shares	£90,000,000

(v)	19th February 1969	20,000,000 new Ordinary Shares	£110,000,000

(vi)	12th April 1972	120,000,000 new Ordinary Shares	£230,000,000

(vii)	9th April 1975	45,000,000 new Ordinary Shares	£275,000,000

(viii)	11th April 1979	40,000,000 new Ordinary Shares	£315,000,000

(ix)	8th May 1980	45,000,000 new Ordinary Shares	£360,000,000

(x)	28th April 1982	140,000,000 new Ordinary Shares	£500,000,000

vii

	Date	Nature of Change	New Capital
(xi)	1st April 1985	400,000,000 new Ordinary Shares	£900,000,000

(xii)	22nd April 1987	Ordinary and Staff Stock re-converted into shares	£900,000,000

(xiii)	27th April 1988	600,000,000 new Ordinary Shares	£1,500,000,000

(xiv)	20th March 1990	500,000,000 new Ordinary Shares	£2,000,000,000

(xv)	9th April 2001	500,000,000 new Ordinary Shares	£2,500,000,000

(xvi)	25th April 2002	Sub-division of 2,499,000,000 Ordinary Shares of £1 into Ordinary Shares of 25p each	£9,997,000,000

viii

Company Number: 48839

THE COMPANIES ACTS 1985, 1989 AND 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

BARCLAYS PLC

(adopted by Special Resolution

passed on 26 April 2007)

i

	D. Calls on shares

22.	Board may make calls	19

23.	When a call is deemed to be made	19

24.	Liabilities of joint holders	20

25.	Interest on unpaid calls	20

26.	Sums payable on allotment or at any fixed time deemed to be a call	20

27.	Board’s power to differentiate regarding calls	20

28.	Payment for shares in advance of calls	20

	E. Forfeiture and lien

29.	Service of notice requiring payment of unpaid calls	21

30.	Contents of notice requiring payment of unpaid calls	21

31.	Forfeiture of shares	21

32.	Service of notice of forfeiture	21

33.	Forfeited shares to become the company’s property	21

34.	Former holder of forfeited shares remains liable for unpaid calls	22

35.	Company’s lien on partly paid shares	22

36.	Enforcement of lien by sale and application of proceeds of sale	22

37.	Statutory declaration as evidence of forfeiture or enforcement of lien	23

	F. Transfer of shares

38.	Transfers	23

39.	No registration fees payable	23

40.	Execution of transfers	24

41.	Board’s power to refuse to register transfers in certain cases	24

42.	General conditions as to transfer	24

43.	Temporary suspension of the registration of transfers	25

44.	Company to retain transfers and power of company to destroy transfers and related documents	25

45.	Renunciation of allotment permitted	26

	G. Transmission of shares

46.	Surviving joint holders or personal representatives alone recognised upon death of a member	26

47.	Person becoming entitled to share by operation of law may be registered	26

48.	Person electing to be registered required to notify the company	26

49.	Rights of persons entitled to a share by transmission	27

	H. Untraced shareholders

50.	Company’s power to sell shares	27

	I. Alterations of capital

51.	Increase, consolidation, sub-division, cancellation and reduction	28

52.	Treatment of any fractional entitlements arising on consolidation	29

	III. GENERAL MEETINGS

	A. Meetings and notices

53.	Annual general meeting	29

54.	Extraordinary general meetings	30

55.	Length of notice	30

56.	Notice to state right of member to appoint a proxy	30

57.	Notice to be given of members’ resolutions upon requisition	30

58.	Accidental omission or non-receipt of notice	30

	B. Proceedings at general meetings

59.	Quorum	31

60.	Overflow meetings and other arrangements	31

61.	Adjournment or dissolution for lack of quorum	32

62.	Chairman of the meeting	32

63.	Adjournment for other reasons	32

64.	Notice of adjourned meeting	32

65.	Chairman’s decision final on procedural matters	33

66.	Amendments to resolutions	33

67.	Resolution decided by show of hands or poll	33

68.	Objections to votes and errors in counting votes etc.	33

69.	Manner of and place for taking a poll	34

70.	Chairman’s casting vote	34

71.	When a poll has to be taken	34

72.	Notice of a poll	34

73.	Continuance of other business	34

74.	Demand for a poll may be withdrawn	34

75.	Directors entitled to attend and speak at general meetings	35

	C. Votes of members

76.	Voting rights	35

77.	Voting by joint holders	35

78.	Voting on behalf of member incapable of managing own affairs	35

79.	Member need not cast his or her votes all in same way	35

80.	Execution of an instrument of proxy	36

80A.	Appointment of proxy in electronic form	36

81.	Deposit of instrument of proxy - duration of validity of instrument of proxy	36

82.	Instrument of proxy	37

83.	Board to send out instruments of proxy to all members	37

84.	Validity of acts of proxy and duly authorised representative	37

	D. Corporations acting by representatives

85.	A corporate member may appoint a representative	38

	IV. DIRECTORS

	A. Number and remuneration of directors

86.	Number of directors	38

87.	Directors’ share qualification	38

88.	Directors’ fees	38

89.	Remuneration for extra services	39

90.	Reimbursement of expenses	39

	B. Interests of directors

91.	Director may hold other positions under and may act in professional capacity for the company	39

92.	Director may hold positions with other companies	39

93.	Director may be interested in any contract	40

94.	Director to declare interest in contract with company	40

95.	Restriction on voting - matters upon which a director may vote	40

	C. Vacation of office of director

96.	When office of director to be vacated	43

	D. Appointment and retirement of directors

97.	Number of directors to retire by rotation	43

98.	Which directors to retire	44

99.	How vacated office to be filled	44

100.	Restriction on election of two or more directors by single resolution	44

101.	Persons eligible for election as directors	44

102.	Removal of directors by ordinary resolution	44

103.	Board’s power to appoint directors	44

	E. Alternate directors

104.	A director may appoint an alternate - powers of alternate - revocation of appointment of alternate - remuneration of alternate	45

	F. Proceedings of the board

105.	Conduct and convening of board meetings	46

106.	Quorum	46

107.	Telephone meetings	46

108.	Validity of written resolution of directors	47

109.	Continuing directors may act	47

110.	Appointment of chairman, deputy chairman and vice-chairman	47

111.	Chairman of board meetings	47

v

112.	Executive directors	48

113.	Board may confer upon a director any of its powers	48

114.	Delegation to board committees and certain subsidiaries	48

115.	Proceedings of committees	49

116.	Acts of board or committee valid notwithstanding disqualification	49

	G. General powers of the board

117.	Management of company’s business vested in board	49

118.	Board’s borrowing powers	50

119.	Appointment of attorneys	50

120.	Overseas branch registers	50

121.	Execution of certain instruments	50

122.	Company not to make loans, quasi-loans or enter into credit transactions with directors or shadow directors or connected persons	50

123.	Pension and superannuation funds - employees’ share schemes - charitable subscriptions	51

124.	Power to make provision for employees	51

	H. Minutes and records

125.	Minutes and records	51

	I. Secretary

126.	Appointment of and acts of the secretary	52

	J. The seals

127.	Custody and use of the seals	52

128.	Use of the official seal	52

	K. Authentication of documents

129.	Authentication of documents by a director, secretary or any other person appointed by the board	52

	V. DIVIDENDS AND DISTRIBUTIONS

130.	Declaration of dividends	53

131.	Calculation and currency of dividends	53

132.	Interim and other dividends	53

133.	Dividend may be declared by reference to record date	54

134.	No dividend to bear interest	54

135.	Power to deduct from dividends any unpaid debts	54

136.	Power to satisfy lien out of dividends	54

137.	Treatment of unclaimed dividends etc.	54

138.	Dividend warrants	54

139.	Any joint holder may give receipt for a dividend	55

140.	Company not obliged to send dividend warrants to untraced shareholders	55

141.	Payment of dividend in specie	56

142.	Scrip dividends	56

	VI. RESERVES

143.	Board powers to carry profits to reserve and to carry forward profits	58

	VII. CAPITALISATION OF PROFITS

144.	Capitalisation issue	58

145.	Board to effect capitalisations	59

	VIII. ACCOUNTS AND AUDIT

146.	Keeping of accounts and retention and location of accounting records	59

147.	Accounts to be laid before general meetings	60

148.	Reports and accounts to be delivered to members, debentureholders and auditors - summary financial statements	60

149.	Cases in which reports and accounts need not be delivered	60

150.	Appointment of auditors	61

	IX. COMMUNICATIONS

151.	Manner of communications	61

152.	Communications to the company	61

152A.	Communications by the company or the board in hard copy form	61

152B.	Communications by the company in electronic form	62

152C.	Communications by the company by means of a website	62

152D.	Communications by other means	63

153.	Suspension of supply of documents and information to a member	64

154.	When service effected on member	64

155.	Notice by advertisement	64

156.	Documents and information to joint holders and agreement by joint holders	65

157.	Service of documents and information on persons entitled to shares by transmission	65

158.	Members not entitled to documents and information	65

	X. WINDING UP

159.	Distribution of assets in specie	65

	XI. INDEMNITY AND INSURANCE

160.	Indemnity and insurance for directors and other officers	66

THE COMPANIES ACTS 1985, 1989 AND 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

BARCLAYS PLC

(adopted by Special Resolution

passed on 26 April 2007)

I. PRELIMINARY

Application

1.	No regulations or articles for management of a company contained or set out in any Act of Parliament or statutory instrument concerning companies shall apply to the company and the following shall be the articles of association of the company.

Interpretation

2.	(a)	In these articles, if not inconsistent with the subject or context and save for those words and expressions defined solely for the purpose of a specific article, the words and expressions standing in the first column below shall bear the meanings set opposite to them respectively in the second column:

		“address”	the meaning given to it in Section 1148 of the Companies Act 2006;

		“articles”	these articles of association as amended from time to time;

		“board”	the board of directors for the time being of the company or the directors of the company present at a duly convened meeting of directors at which a quorum is present or any of them acting as the board of directors in accordance with these articles;

		“cash memorandum account”	an account so designated by the operator of the relevant system concerned;

		“chairman”	the chairman for the time being of the board;

		“clear days”	in relation to a period of notice, that period excluding

both the day when the notice is served (or deemed to be served) in accordance with these articles and the day for which it is given or on which it is to take effect;

“company”	Barclays PLC or such other name by which the company may for the time being be registered in accordance with the provisions of the statutes;

“connected”	in relation to a director of the company, has the meaning given to it in Section 346;

“default shares”	the meaning given to it in article 10(b);

“deputy chairman”	a deputy chairman for the time being of the board;

“direction notice”	the meaning given to it in article 10(b);

“director”	a director for the time being of the company;

“dividend”	dividend and/or bonus;

“electronic form” and “electronic copy”	the meaning given to it in Section 1168 of the Companies Act 2006;

“electronic means”	the meaning given to it in Section 1168 of the Companies Act 2006;

“Financial Services Authority”	includes any other body which assumes the role of competent authority for the purposes of the Financial Services Act 1986;

“group”	the company and its subsidiary undertakings;

“hard copy form” and “hard copy”	the meaning given to it in Section 1168 of the Companies Act 2006;

“holder”	in relation to shares, the member whose name is entered in the register as the holder of the shares;

“London Stock Exchange”	the London Stock Exchange plc or any other body which assumes the functions of that company as its successor;

“member”	a member of the company;

“office”	the registered office for the time being of the company or, in the case of sending or supplying documents or information by electronic means, the address specified by the board for the purpose of receiving documents or information by electronic means;

“operator”	a person approved by the Treasury as operator of a relevant system under the Regulations;

“ordinary shares”	the ordinary shares of £1 each in the capital of the company referred to in article 3 or, as the case may require, the number thereof for the time being in issue;

“overseas branch register”	branch register of members as defined in Section 362(2);

“paid up” or “paid”	paid up and/or credited as paid up in respect of the nominal amount of a share;

“prescribed period”	the meaning given to it in article 12(d);

“principal place”	the meaning given to it in article 60(a);

“recognised clearing house”	a body declared by an order of the Secretary of State for the time being in force to be a recognised clearing house for the purposes of the Financial Services Act 1986;

“recognised investment exchange”	a body declared by an order of the Secretary of State for the time being in force to be a recognised investment exchange for the purposes of the Financial Services Act 1986;

“register”	the register of members of the company;

“Regulations”	the Uncertified Securities Regulations 1995 (SI 1995 No. 95/3272) including any modification thereof or any regulations in substitution therefor made under Section 207 of the Companies Act 1989 and for the time being in force;

“relevant system”	any computer-based system and procedures, permitted by the Regulations and the rules of the London Stock Exchange, which enables title to units of a security to be evidenced and transferred without a written instrument and which facilitates supplementary and incidental matters and shall include, without limitation, the relevant system of which CRESTCO Limited is the operator;

“rights issue”	the meaning given to it in article 12(d);

“seal”	the common seal (if any) of the company;

“Section 793 notice”	the meaning given to it in article 10(b);

“Section 80 amount” and	the meanings given to them in article 12(d);

“Section 89 amount”

“securities seal”	the official seal (if any) of the company permitted to be used by Section 40;

“staff shares”	the staff shares of £1 each in the capital of the company referred to in article 3 or, as the case may require, the number thereof for the time being in issue;

“statutes”	the Companies Act 1985, the Companies Act 1989, the Companies Act 2006 and every other Act and statutory instrument for the time being in force concerning companies and affecting the company;

“statutory accounts”	the meaning given to it in article 148(a);

“subsidiary”	a subsidiary as defined in Section 736;

“subsidiary undertaking”	a subsidiary undertaking as defined in Section 258;

“summary financial statement”	the meaning given to it in article 148(b);

“suspension date”	the meaning given to it in article 10(b);

“transfer office”	the location at which the register is for the time being kept or, in the case of sending or supplying documents or information by electronic means, the address specified by the board for the purpose of receiving documents or information by electronic means;

“United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“vice-chairman”	a vice-chairman for the time being of the board; and

“in writing”	written or produced by any method of representing or reproducing words in a legible and non-transitory form, including in electronic form.

(b)	The following provisions shall apply to the construction or interpretation of these articles or any part thereof:

(i)	any reference to any section or provision of any Act of Parliament shall, if not inconsistent with the subject or context, include every statutory modification, addition or re-enactment thereto or thereof for the time being in force;

(ii)	words and expressions used in the Regulations have the same meaning when used in these articles;

(iii)	references in these articles to a share (or to a holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security;

(iv)	for the purposes of these articles, a dematerialised instruction is properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations;

(v)	any reference to a numbered article shall be a reference to the article bearing that number in these articles and includes reference to such article as amended from time to time and any reference in an article to a paragraph or sub-paragraph shall, unless stated otherwise, be to a paragraph or sub-paragraph of such article;

(vi)	any reference to a numbered Section, Part or Schedule shall, unless stated otherwise, be a reference to the Section, Part or Schedule bearing that number in the Companies Act 1985 (subject to the provisions of paragraph (b)(i));

(vii)	words importing the singular number include the plural and vice versa;

(viii)	words importing the masculine gender include the feminine gender and the neuter and vice versa;

(ix)	words importing persons include companies, corporations, firms and other unincorporated bodies;

(x)	the expression “secretary” shall mean and include the secretary and any joint, deputy or assistant secretary for the time being of the company and any person qualified in accordance with the statutes appointed by the board to perform any of the duties of the secretary or a deputy or assistant secretary;

(xi)	save as aforesaid, any words or expressions defined in the statutes shall, if not inconsistent with the subject or context, bear the same meanings in these articles except that the word “company” includes any body corporate or unincorporate;

(xii)	a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is so expressed to be required;

(xiii)	the expression “meeting of the company” shall be deemed to include, unless the context otherwise requires, a separate meeting of the holders of any class of shares and the expression “meeting” shall be construed accordingly;

(xiv)	reference to a document being executed or signed include references to its being executed or signed under hand or under seal or by electronic signature or by any other method approved by the board;

(xv)	references to any document include references to any information in visible form whether having physical substance or not; and

(xvi)	the headings contained in these articles are included for convenience only and shall not in any way affect their construction.

II. CAPITAL

A. ISSUES AND RIGHTS

Authorised share capital

3.

The share capital of the company at the date of the adoption of these articles is £2,500,000,000 divided into 2,499,000,000 ordinary shares of £1 each and 1,000,000 staff shares of £1 each. As between the ordinary shares and the staff shares the following provisions apply:*

(a)	The profits of the company available for distribution and resolved to be distributed in respect of any year or other financial period shall be applied first in payment of a fixed dividend for such year or other period at the rate of 20 per cent. per annum on the staff shares (subject nevertheless to the special restriction hereinafter provided for in the case of staff shares held by persons not being employees and provided further that no dividend shall be declared or paid on the staff shares in respect of any year or other financial period unless some dividend in respect of the same year or other financial period is paid on the ordinary shares) and the balance shall be applied in the payment of dividends on the ordinary shares.

(b)	In the event of any return of capital by way of reduction of capital or on liquidation the ordinary and staff shares shall rank pari passu in proportion to the amounts paid up or credited as paid up on the shares of each class, except that in the event of a winding up of the company the holders of the staff shares shall be entitled to participate in the surplus assets available for distribution among the members to the extent of the amounts paid up on the staff shares held by them respectively plus 10 per cent. of such amounts, but shall not further participate in surplus assets.

(c)	The following restriction on the participation of staff shares in dividend shall have effect, namely: if and whenever and so long as any staff share shall be held by any person not being an employee for the time being, such staff share shall be entitled to rank for dividend pari passu with the ordinary shares up to a maximum dividend of 6 per cent. for the year upon the amount paid up thereon, but not to any greater extent, and any further amount to which in the absence of this provision such staff share would have been entitled shall be available as

*	An ordinary resolution of the Company was passed on 25 April 2002 subdividing the issued and unissued ordinary shares of £1 each in the Capital of the Company into 4 ordinary shares of 25p each.

additional dividend on all the other shares of the company (except only any staff shares not for the time being held by employees) according to the rights and interests of such other shares in dividends. When a staff share ceases to be held by an employee during the currency of any financial year or having ceased to be held by an employee becomes again held by an employee during the currency of any financial year the restriction on the dividend on such staff share shall be limited to the proportion of the year during which such share shall not have been held by an employee, dividend for this purpose being treated as earned equally from day to day during the financial year and the apportionment for the purpose of this article being made according to the number of days of the financial year during which such share shall have been held by an employee and by any person not being an employee respectively.

(d)	The expression “employee” wherever used in connection with staff shares means a person who is for the time being in the employment of the company or Barclays Bank PLC and receiving remuneration from the company or Barclays Bank PLC for such employment other than as a director thereof, but shall not include directors of either such company.

(e)	The following further restrictions and provisions apply to the staff shares:

(i)	No staff share shall without the previous consent of the board be transferred to any person so long as any employee selected by the board as transferee of the share is willing to purchase the same at the fair value as hereinafter defined.

(ii)	In order to ascertain whether any employee selected by the board as aforesaid is willing to purchase any such staff share the proposed transferor shall give notice in writing (hereinafter called “the transfer notice”) to the company at the office that he desires to transfer the same. Such notice shall specify the sum which he fixes as the fair value and shall constitute an offer by the proposing transferor to sell the share to any employee selected as aforesaid (hereinafter called “the purchaser”) at the price so fixed. The transfer notice may include several shares, and in such case shall operate as if it were a separate transfer notice in respect of each share. A transfer notice shall not be revocable except with the consent of the board.

(iii)	The sum fixed by a transfer notice as the fair value of a staff share shall in no case exceed the amount credited as paid up thereon together with such amount (if any) in respect of current profits (i.e. profits from the day to which dividends were last declared to the day of transfer) as shall be proportionate to the then expired portion of the then current half-year on the basis of a dividend at the same rate as that declared in respect of the then preceding half-year, regard however being had to paragraph (c) in cases to which such paragraph applies.

(iv)

If the board shall within 60 days after being served with such transfer notice find an employee selected as aforesaid willing to purchase such staff share and shall give notice thereof to the proposing transferor the proposing transferor shall be bound upon payment of the fair value to transfer the share to the purchaser.

(v)	In case the proposing transferor after having become bound as aforesaid makes default in transferring the share, the company may receive the purchase money and the board may thereupon nominate some person to execute the necessary transfer and on the execution of such transfer the board shall cause the name of the purchaser to be entered on the register as the holder of the share, and the company shall hold the purchase money in trust for the proposing transferor. The receipt of the company for the purchase money shall be a good discharge to the purchaser, and after the name of the purchaser has been entered on the register in purported exercise of the said power the validity of the proceedings shall not be questioned by any person.

(vi)	If the company shall not within 60 days after being served with a transfer notice find a person willing to purchase the staff share and give notice in manner aforesaid, the proposing transferor may at any time within three months afterwards sell and transfer the share to any person and at any price, but the board may without assigning any reason decline to prepare or to register any such transfer to any person (whether already a member or not) not approved by it as the transferee of such share.

(vii)	Whenever and in every case where any staff share shall be held by any person who shall not for the time being be an employee, the board may at any time call on the person who shall be the holder thereof or entitled thereto by transmission to give to the company a transfer notice in respect thereof within the meaning of paragraph (e)(ii), and if such person shall not comply with such call within seven days then at the end of such seven days he shall be deemed to have served the company with a transfer notice in respect thereof and to have specified the sum mentioned in paragraph (e)(iii) as the sum which he fixes as the fair value and the subsequent provisions of paragraph (e) concerning transfer notices and the proceedings consequent thereon shall take effect.

Redemption and purchase of the company’s shares

4.	(a)	Subject to the provisions of the statutes and to the rights conferred on the holders of any other shares and to any necessary amendment to these articles, any share may be issued on terms that it is, or at the option of the company or the holder thereof is to be liable, to be redeemed.

	(b)	The company may purchase its own shares (including any redeemable shares) subject to the provisions of the statutes and of these articles and, if there is in issue any class of convertible shares for the time being forming part of the capital of the company, to the holders of not less than three-quarters of such class giving their approval in writing or, alternatively, to an extraordinary resolution approving the purchase being passed at a separate meeting of the holders of such class, in each case in accordance with the terms of issue of such convertible shares.

Issue of shares with special rights or restrictions

5.	Without prejudice to any rights for the time being conferred on the holders of any shares or class of shares (which rights shall not be varied or abrogated, except with such consent or sanction as is provided by article 6) any share in the company may be allotted and issued with such preferred, deferred or other rights, or such restrictions, whether in regard to dividend, return of capital, voting, conversion or otherwise, as the company may from time to time by ordinary resolution determine (or, failing such determination, as the board may determine).

Variation of rights attaching to a class of shares

6.	If the capital shall be divided into different classes of shares the holders of any class of shares shall have power at any time, and from time to time, and whether before or during liquidation, by an extraordinary resolution passed at a meeting of such holders, of which notice specifying the intention to propose such resolution shall have been duly given, to consent on behalf of all the holders of shares of the class:

(a)	to the issue or creation of any shares ranking equally with the shares of the class, or having any priority thereto, which could not be issued under the powers contained in these articles without the consent of all the holders of shares of the class; or

(b)	to the abandonment or alteration of any preference, privilege, priority or special right, whether as regards capital or dividends, or of any right of voting affecting the class of shares, or to the abandonment of any accrued dividend, or the reduction for any time or permanently of the dividends payable thereon, or to the amalgamation into one class of the shares of any two or more classes, or to the division of shares into shares of different classes, or to any alteration in these articles varying or abrogating or putting an end to any rights or privileges attached to shares of the class; or

(c)	to any scheme for the reduction of capital prejudicially affecting the class of shares as compared with any other class, and not otherwise authorised by these articles; or

(d)	to any scheme for the distribution of assets in money or kind in or before liquidation (though such scheme may not be in accordance with legal rights) or to any contract for the sale of the whole or any part of the company’s undertaking or property determining the manner in which, as between the several classes of shareholders, the purchase consideration shall be distributed (though such distribution may not be in accordance with legal rights); and

(e)

generally, to any alteration, contract, compromise or arrangement which the persons voting thereon could, if sui juris and holding all the shares of the class, consent to or enter into; and a resolution so passed shall be binding upon all the holders of shares of the class provided that this article shall not be read as implying the necessity for such consent in any case in which, but for this article, the object of the resolution could have been effected without it.

Conduct of class meetings

7.	Any meeting for the purpose of article 6 shall be convened and conducted in all respects as nearly as possible in the same way as an extraordinary general meeting of the company and all the provisions of these articles as to such general meetings shall mutatis mutandis apply, but no member not being a director shall be entitled to notice thereof, and no person not being a director or the duly appointed proxy of a member entitled to shares of the class shall be entitled to attend thereat, unless he holds shares of the class intended to be affected by the resolution, and votes shall only be given in respect of shares of that class; and at any such meeting or any adjournment thereof the quorum shall be persons holding or representing by proxy at least one-third of the issued shares of the class, and a poll may be demanded at any such meeting by any three holders of shares of the class present in person or by proxy and entitled to vote at the meeting, or by any person or persons holding or representing by proxy and entitled to vote in respect of shares of the class being not less than one-twentieth of the whole of the issued shares of the class.

Special rights not varied by an issue of further shares of the class

8.	The rights conferred upon the holders of any shares or class of shares issued with preferred or other rights shall not (unless otherwise expressly provided by the rights attached to any such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto but in no respect in priority thereto.

Financial assistance for the acquisition of the company’s shares

9.	Save to the extent prohibited by the statutes or otherwise by law, the company shall be entitled, subject to and in accordance with the provisions of the statutes, to give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition of any shares in the company or any company of which it is a subsidiary or for the purpose of reducing or discharging any liability incurred by any person for the purpose of acquiring any shares in the company or any company of which it is a subsidiary.

Powers to disqualify from voting and impose other sanctions

10.	(a)	No member shall, unless the board otherwise determines, be entitled in respect of any share held by that member to vote either personally or by proxy at any meeting of the company or to exercise any other right conferred by membership in relation to any such meeting if any call or other sum presently payable by the member in respect of that share remains unpaid.

	(b)	If any member, or any other person appearing to be interested in any shares in the company, has been duly served with a notice under Section 793 of the Companies Act 2006 (a “Section 793 notice”) and is in default at the end of the period specified in such notice in supplying to the company the information thereby required, then at any time thereafter the board may in its absolute discretion by notice (a “direction notice”) to the holder of the shares (whether or not fully paid) in relation to which the default occurred (“default shares”) direct:

(i)	that in respect of the default shares and with effect from the later of the date of service of the direction notice and the date falling 14 days after service of the Section 793 notice (the relevant date being the “suspension date”), such member shall not be entitled to attend or vote either personally or by proxy at any meeting of the company until the direction notice shall cease to have effect pursuant to paragraph (f); and/or

(ii)	if the default shares represent, at the date of the direction notice, 0.25 per cent, or more of the issued shares of the relevant class of shares in the company, that:

(aa)	any dividend (including shares allotted in respect of a dividend) (or part thereof) or other moneys which would otherwise be payable on such shares on or at any time after the suspension date shall be retained by the company until such time as the direction ceases to have effect (without any liability on the part of the company to pay interest thereon or compensation and without constituting the company a trustee) and that prior to such time the acceptance of an offer made by the company under article 142 in respect of any such dividend shall be of no effect; and/or

(bb)	no transfer, other than an approved transfer, of any of the default shares shall be registered on and from the suspension date until the direction notice shall cease to have effect. Provided that in the case of default shares which are in uncertificated form, the board shall only exercise its discretion not to register a transfer in accordance with Regulation 23 of the Regulations.

(c)	The company shall send a copy of the direction notice to each other person appearing to be interested in the relevant default shares the address of whom has been notified to the company, but the failure or omission by the company to do so shall not invalidate such notice.

(d)	Any new shares in the company issued in right of any shares subject to a direction notice (whether before or after such notice is served) shall also be subject to the direction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the direction notice when such shares are issued.

For this purpose, shares which the company procures to be offered or appropriated to holders of shares in proportion to their respective holdings (or in proportion ignoring fractional entitlements and/or shares not offered to certain shareholders by reason of legal, regulatory or practical problems or costs associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of default shares.

(e)	Any member on whom a direction notice has been served may make representations in writing to the company concerning such direction notice. Neither the company nor any of the directors shall in any event be liable to any person as a result of the board, acting in good faith, having imposed sanctions under this article or failed to determine that sanctions shall cease to apply.

(f)	Any direction notice shall have effect in relation to default shares in accordance with its terms but shall cease to have effect:

(i)	on the expiry of seven days after the company has received in writing all information required by it in respect of those default shares pursuant to every Section 793 notice served on the holder of such shares and each other person appearing to be interested in such shares; or

(ii)	when the company receives notice that an approved transfer to a third party has occurred; or

(iii)	if and to the extent that the board so determines.

(g)	Where any person appearing to be interested in any shares has been served with a Section 793 notice and such shares are held by a recognised depositary, the provisions of this article shall be deemed to apply only to those shares held by the recognised depositary in which such person appears to be interested and references to default shares shall be construed accordingly.

(h)	Where the member on whom a Section 793 notice has been served is a recognised depositary, the obligations of the recognised depositary acting in its capacity as such shall be limited to disclosing to the company such information relating to any person appearing to be interested in the shares held by the recognised depositary as has been recorded by it pursuant to the arrangements entered into by the company or approved by the board pursuant to which it was appointed as a recognised depositary.

(i)	For the purposes of this article:

(i)	a person shall be treated as appearing to be interested in any shares if the holder of such shares has given to the company a notification under Section 793 which names such person as being so interested or if the company (after taking into account any such notification and any other notification under the statutes or any relevant information otherwise available to the company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and so that any reference to persons interested in shares and to interests in shares shall be construed as it is for the purposes of Section 793 of the Companies Act 2006;

(ii)	a transfer is an approved transfer if (but only if):

(aa)	the transfer results from a sale made through a recognised investment exchange or any stock exchange outside the United Kingdom on which the company’s shares (or rights in respect of those shares) are normally traded; or

(bb)	it is a transfer of shares to an offeror by way of acceptance of or in pursuance of a takeover offer (as defined in Section 974 of the Companies Act 2006) for the company; or

(cc)	the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a person who, in the opinion of the board, is not connected with the holder thereof or with any other person appearing to be interested in such shares prior to such transfer (being a person which is not the holder of any shares in the company in respect of which a direction notice is then in force or a person appearing to be interested in any such shares) and the board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first-mentioned shares will following such transfer have any interest in such shares;

(iii)	a recognised depositary is a custodian or other person appointed under arrangements entered into with the company or otherwise approved by the board whereby such custodian or other person holds or is interested, directly or indirectly through a nominee, in shares in the company or rights or interests in respect thereof and issues securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the board for the purposes of this article and shall include, where so approved by the board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the company or any other member of the group; and

(iv)	a reference to a person being in default in supplying to the company the information required by a Section 793 notice includes a reference to his or her having failed or refused to give all or any part of it and also includes a reference to his or her having given information which he or she knows to be false in a material respect or having recklessly given information which is false in a material respect.

(j)

(i)	None of the provisions contained in this article shall in any way limit or restrict the rights of the company under Part 22 of the Companies Act 2006 or any order made by the court under Section 794 of the Companies Act 2006 nor shall any sanction imposed by the board pursuant to this article cease to have effect, otherwise than as provided in this article, unless the court so orders.

(ii)	The provisions of this article are without prejudice to article 14.

B. ALLOTMENT OF SHARES

Unissued shares at disposal of the board

11.	Subject to the provisions of the statutes and to the board being duly authorised in accordance with article 12, all unissued shares for the time being in the capital of the company shall be at the disposal of the board which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and on such terms as the board may decide.

Allotment authority of the board

12.	(a)	By an ordinary or special resolution of the company fixing the prescribed period and the Section 80 amount for the purposes of this article the board may be generally and unconditionally authorised pursuant to Section 80 to exercise for each prescribed period so fixed all the powers of the company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 amount.

	(b)	Pursuant to and within the terms of the said authority the board shall be empowered during each prescribed period to allot equity securities wholly for cash:

(i)	in connection with a rights issue; and

(ii)	otherwise than under sub-paragraph (i), up to an aggregate nominal amount equal to the Section 89 amount (if any) fixed by a special resolution of the company in respect of the relevant prescribed period; as if Section 89(1) did not apply to such allotment.

(c)	The said authority and power shall permit the company to make any offer or agreement during a prescribed period which would or might require relevant securities or, as the case may be, equity securities to be allotted after the expiry of such period and the board may, notwithstanding such expiry, allot relevant securities or, as the case may be, equity securities in pursuance of such offer or agreement.

(d)	For the purposes of this article:

(i)	“rights issue” means an offer of securities open for acceptance for a period fixed by the board to holders of ordinary shares registered as such on a specified record date in proportion to their then holdings of such shares but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or legal or practical problems or costs under the laws of, or the requirements of any regulatory or stock exchange authority in, any territory or in relation to shares represented by depositary receipts;

(ii)	“prescribed period” means any period (not exceeding five years from the passing of the relevant resolution on any occasion) for which the authority referred to in paragraph (a) is conferred by ordinary or special resolution of the company stating the Section 80 amount;

(iii)	“the Section 80 amount” shall for any prescribed period be that stated in the relevant ordinary or special resolution of the company or any increased amount fixed by ordinary resolution of the company;

(iv)	“the Section 89 amount” shall for any prescribed period be that stated in the relevant special resolution of the company; and

(v)	“relevant securities” and “equity securities” shall bear the meanings attributed thereto by Sections 80 and 94 respectively.

(e)	Nothing in this article shall affect any authority or power conferred on the board for the purposes of Section 80 and/or Section 95 prior to the adoption of these articles.

Power to pay commission and brokerage on subscription of shares

13.	In addition to all other powers of paying commissions, the company may pay commissions to persons subscribing or procuring subscriptions for shares in the company, or agreeing to do so whether absolutely or conditionally, in the manner and to the extent permitted by Section 97. The company may also, on any issue of shares, pay such brokerage as may be lawful. Such commission or brokerage may be satisfied in cash or by the allotment and issue of shares paid up fully or in part, or in a combination of cash and the allotment and issue of such shares.

Trusts in relation to shares not to be recognised

14.	Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and (except only as by these articles or by law otherwise provided) the company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

Issue of warrants

15.	(a)	The company may, with respect to fully paid shares, issue share warrants in hard copy form stating that the bearer is entitled to the shares specified therein, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrants.

	(b)	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the hard copy of the share warrant, and the provisions of these articles with respect to transfer and transmission of shares shall not apply thereto. The method or system of sealing (if required) and signature (if any) of warrants shall be as for share certificates under article 16.

	(c)	The board shall be at liberty to accept a certificate (in such form and from such person as the board may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at such place as is specified from time to time by the board as equivalent to the deposit thereat of the share warrant, and may (inter alia) allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.

(d)	The board may determine, and from time to time vary, the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed (provided that no new share warrant may be issued to replace one that has been lost unless the board is satisfied beyond reasonable doubt that the original share warrant has been destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at meetings of the company, and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares therein specified. Subject to such conditions and to these articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

(e)	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these articles, the bearer of a share warrant may at any time deposit the hard copy of the share warrant at such place as the board may from time to time appoint and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if his or her name were inserted in the register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at any office of the company the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the board may require specifying, inter alia, the share warrants and the number of shares included therein, and shall have lodged the same at such first-mentioned place not less than 48 hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(f)

Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these articles, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the company or give notice of intention to submit a resolution to a meeting or attend or vote or appoint a proxy or exercise any other privilege of a member at a meeting of the company, or be entitled to receive any notices from the company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages, and shall be subject to the provisions of these articles, as if he or she were named in the register as the holder of the shares included in the share warrant, and he or she shall be deemed to be a member of the company.

C. CERTIFICATES

Form of share certificates and method of execution

16.	Every share certificate shall be issued in hard copy form under the seal or the securities seal (or, in the case of shares on an overseas branch register, an official seal for use in the relevant territory) or signed (whether personally or otherwise and including by facsimile signature, howsoever applied) by a director and the secretary or by two directors. Each certificate shall specify the number and class of shares to which it relates, the amount paid up thereon and the distinguishing numbers (if any) of the shares to which it relates. No certificate shall be issued representing shares of more than one class.

Entitlement to receive share certificates

17.	(a)	Subject to the provisions of article 18, every person whose name is entered as a member in the register (except a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or any other person in respect of whom the company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate for all the shares of any one class registered in his or her name. The hard copy of any certificate or certificates to which any person is entitled hereunder shall (unless the terms of issue of the relevant shares otherwise provide) be delivered:

(i)	in the case of issue, within one month after allotment; or

(ii)	in the case of a transfer of shares (whether fully or partly paid), within one month after lodgment of the relevant instrument of transfer.

Delivery of a certificate to the broker or agent acting in regard to the purchase or transfer of shares to which it relates shall be sufficient delivery to the purchaser or the transferee as the case may be. Every certificate despatched by the company shall be sent at the risk of the person entitled thereto.

(b)	If and so long as all the issued shares, or all the issued shares of a particular class, in the capital of the company are fully paid up and rank pari passu for all purposes, none of those shares shall bear a distinguishing number. In all other cases each share which is not fully paid up shall bear a distinguishing number.

Maximum number of joint holders

18.

The company shall not be bound to register more than four persons as the joint holders of any share or shares (except in the case of executors or trustees of a member) and in the case of a share held jointly by several persons the company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of joint holders shall be sufficient delivery to all.

Balance share certificates

19.	Where a member has transferred some only of the shares comprised in a share certificate, the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

Issue of replacement share certificates

20.	(a)	Any two or more certificates representing shares of any one class held by any member may at such member’s request be cancelled and a single new certificate for such shares issued in lieu subject, if the board so requires, to payment of the reasonable out of pocket expenses of the company in providing the same.

(b)	If any member shall surrender for cancellation a share certificate in hard copy form representing shares held by him or her and request the company to issue in lieu two or more share certificates representing such shares in such proportions as he or she may specify, the board may, if it thinks fit, comply with such request upon payment of the reasonable out of pocket expenses of the company in providing the same.

(c)	If a share certificate shall be damaged, defaced, worn out or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject, unless the board otherwise agrees, to delivery up of the old certificate or (if it shall be alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity (if any) and the payment of any exceptional out of pocket expenses of the company in connection with the request as the board may think fit but without any further or other charge.

(d)	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

Uncertificated shares

21.	(a)	The company may issue shares of any class, permitted to be held and transferred through a relevant system in uncertificated form, in which case the company shall not issue and no person shall be entitled to receive a certificate in respect of any share at any time and for so long as the title to that share is evidenced otherwise than by a certificate and transfers may be made otherwise than by a written instrument by virtue of the Regulations. Nothing in these articles shall require title to any shares to be evidenced by a certificate if the statutes and the Financial Services Authority permit otherwise.
	(b)	Subject to the statutes and the rules of the Financial Services Authority, the board without further consultation with the holders of any shares may resolve that any shares from time to time in issue or to be issued may be in uncertificated form and no provision of these articles will apply to any uncertificated shares of the company to the extent they are inconsistent with the holding of such shares in uncertificated form or the transfer of title to any such shares by means of a relevant system.

(c)	The board shall have power to implement any arrangements as it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of shares held in uncertificated form (subject always to the Regulations and the facilities and requirements of the relevant system).

(d)	Conversion of shares held in certificated form into shares held in uncertificated form and vice versa, may be made in such manner as the board may, in its absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system).

(e)	The company shall enter on the register how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Regulations and the relevant system.

(f)	Notwithstanding any provision of these articles, a class of share shall not be treated as two classes by virtue only of that class comprising both shares in certificated and uncertificated form or as a result of any provision of these articles or the Regulations which apply only in respect of shares in certificated or uncertificated form.

(g)	To the extent that any provision in these articles is inconsistent in any respect with the terms of the Regulations in relation to any uncertificated shares, such provision shall not apply thereto and the Regulations shall be given effect thereto in accordance with their terms.

(h)	Any provisions of these articles relating to certificates shall not apply to shares in uncertificated form.

D. CALLS ON SHARES

Board may make calls

22.	Subject to the provisions of these articles and to the terms of allotment thereof, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares and each member shall (subject to receiving at least 14 days’ notice in writing specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his or her shares. A call may at any time before receipt by the company of a sum due thereunder be revoked in whole or in part, and payment of a call may in whole or in part be postponed, as the board may determine. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

When a call is deemed to be made

23.	A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed and may be required to be paid by instalments.

Liabilities of joint holders

24.	The joint holders of a share shall be jointly and severally liable to pay all calls, instalments, interest and other monies payable in respect thereof.

Interest on unpaid calls

25.	If a sum called in respect of any share or any money payable on a share under the terms of allotment is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 20 per cent. per annum) as the board may determine and interest at that rate shall be payable after as well as before any order of a court. Such person shall also pay all costs, charges and expenses which the company may have incurred or become liable for in seeking payment of, or in consequence of such non-payment of, such call or instalment, but the board shall be at liberty to waive payment of such interest, costs, charges and expenses wholly or in part.

Sums payable on allotment or at any fixed time deemed to be a call

26.	Any sum or non-cash consideration which by the terms of allotment of a share or pursuant to the statutes is or becomes due upon allotment or at any fixed date thereafter whether on account of the nominal amount of the share or by way of premium shall for all the purposes of these articles be deemed to be a call duly made and due on the date on which, by the terms of allotment or pursuant to the statutes, the same becomes due. In the case of non-payment, all the relevant provisions of these articles as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become due by virtue of a call duly made and notified.

Board’s power to differentiate regarding calls

27.	The board may on the issue of shares differentiate between the shares issued as to the amount of calls to be paid and the times of payment.

Payment for shares in advance of calls

28.	The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by such member beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall to that extent extinguish the liability on the shares in respect of which it is advanced. The company may (but shall not be obliged to) pay interest upon the money so received (until and to the extent that such sum would but for such advance become payable) at such rate as the member paying such sum and the board agree upon.

E. FORFEITURE AND LIEN

Service of notice requiring payment of unpaid calls

29.	If a member fails to pay in full any call or instalment of a call before or on the day appointed for payment thereof, the board may at any time thereafter serve a notice in writing on such member (or on the person becoming entitled to the share by transmission on death or bankruptcy or otherwise by operation of law) requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any costs, charges and expenses incurred by the company by reason of such non-payment.

Contents of notice requiring payment of unpaid calls

30.	The notice shall name a further day (not earlier than 14 days from the date of service thereof) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made or instalment is payable will be liable to be forfeited.

Forfeiture of shares

31.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all amounts specified in such notice as being due has been received by the company, be forfeited by a resolution of the board to that effect. Such forfeiture shall include all dividends declared on the forfeited share and not actually paid before the forfeiture and any dividends on such share which may have been declared and paid but which have not been claimed by the payee at the date of the resolution of the board by which such share is forfeited. The board may accept the surrender of any share liable to be forfeited hereunder and in such case references in these articles to forfeiture shall include surrender.

Service of notice of forfeiture

32.	When any share has been forfeited, notice in writing of the forfeiture shall be served upon the person who was before the forfeiture the holder of that share (or the person entitled thereto by transmission as aforesaid) and an entry of such notice having been given, and of the forfeiture, with the date thereof, shall be made forthwith in the register opposite the entry in respect of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make such entry as aforesaid.

Forfeited shares to become the company’s property

33.	Upon being forfeited a share shall become the property of the company and at any time thereafter may be sold, re-allotted (subject to the provisions of these articles) or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the board shall think fit including the remission of the whole or any part of the interest made payable by article 25. At any time before such a sale, re-allotment or disposal the forfeiture may be annulled or cancelled on such terms as the board thinks fit. The board may, if necessary, authorise some person to transfer a forfeited share to any person as aforesaid.

Former holder of forfeited shares remains liable for unpaid calls

34.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding the forfeiture remain liable to pay to the company all moneys which at the date of forfeiture were presently payable by him or her to the company in respect of the shares, with interest thereon at such rate (not exceeding 20 per cent, per annum) as the board may determine, from the date of forfeiture until payment (after as well as before any order of court), but the board may waive payment of such interest either wholly or in part and the board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Company’s lien on partly paid shares

35.	The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his or her estate to the company. Such liens shall apply whether before or after notice is given to the company of any equitable or other interest of any person other than the holder or holders of such share, whether the time for payment or discharge of the same shall have arrived or not and notwithstanding that the same are joint debts or liabilities of such holder or his or her estate and any other person whether a member of the company or not; but the board at any time may waive any lien which has arisen and may resolve that any share shall be (or be issued on terms that it is) wholly or in part exempt from the provisions of this article. The company’s lien, if any, on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.

Enforcement of lien by sale and application of proceeds of sale

36.	(a)	The company may sell, in such manner as the board thinks fit, all or any of the shares on which the company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been given to the holder for the time being of the shares or the person entitled to the shares by reason of the death or bankruptcy of such holder or otherwise by operation of law.

	(b)	The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the board may authorise some person to transfer the shares sold to the purchaser.

	(c)	To give effect to any such sale the board may authorise the conversion of shares to be sold which are in certificated form into uncertificated form, and vice versa

(so far as is consistent with the Regulations and the facilities and requirements of the relevant system), and, in respect of shares in certificated form, to execute an instrument of transfer of the shares sold or, in respect of shares in uncertificated form, to make other arrangements consistent with the Regulations and the facilities and requirements of the relevant system for their transfer to, or in accordance with the directions of, the transferee.

Statutory declaration as evidence of forfeiture or enforcement of lien

37.	A statutory declaration signed by the declarant stating that he or she is a director or the secretary of the company and that a share has been duly forfeited or sold to satisfy a lien of the company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, (subject to the execution of an instrument of transfer if necessary and the delivery of a share certificate to a purchaser or allottee thereof, of any share which is in certificated form, or the making of such other arrangements, consistent with the facilities and requirements of the relevant system, in relation to any share which is in uncertificated form) shall constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall be discharged from all calls, interest and expenses (if any) in connection therewith made or incurred prior to such sale, reallotment or disposal and shall not be bound to see to the application of the consideration (if any) nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in relation to the forfeiture, sale, re-allotment or disposal of the share.

F. TRANSFER OF SHARES

Transfers

38.	(a)	Subject to the provisions of article 21 and paragraph (b) of this article, all transfer of shares shall be effected by transfer in writing in any usual or common form or in any other form which the board may approve.

	(b)	All transfers of shares in uncertificated form shall be made in accordance with and be subject to the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the board pursuant to Article 14. For the avoidance of doubt, nothing in these articles shall require shares to be transferred by a written instrument if the statutes provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the statutes and the rules of the Financial Services Authority to evidence and regulate the transfer of title to shares in the company and to approve (or disapprove as the case may be) the registration of such transfers.

No registration fees payable

39.	No fee shall be charged on the registration of any instrument of transfer or probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other instrument relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares.

Execution of transfers

40.	The instrument of transfer of a share in certificated form shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof. In the case of a partly paid share the instrument of transfer in certificated form must also be executed by or on behalf of the transferee.

Board’s power to refuse to register transfers in certain cases

41.	(a)	In addition to its powers under article 10, the board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of shares (not being fully paid shares) and, in respect of shares in uncertificated form, to the extent permitted by the Regulations.

	(b)	In exceptional circumstances approved by the Financial Services Authority, approval of transfers of fully paid shares may be refused by the board.

	(c)	If the board declines to register a transfer of any shares, it shall, in respect of shares in certificated form, send to the transferee notice in writing of the refusal within two months after the date on which the transfer was lodged with the company, or, in respect of shares in uncertificated form, it shall send to the transferee notice of refusal within two months after the operator-instruction was received by the company or by a sponsoring system participator acting on its behalf.

General conditions as to transfer

42.	Subject to the provisions of article 21, the board may also decline to register any instrument of transfer in respect of a share or shares in certificated form, unless the instrument of transfer:

(a)	is duly stamped (if required by law) and is deposited at the transfer office or such other place as the board may prescribe and is accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on the transferor’s behalf the authority of that person so to do); and

(b)	is in respect of one class of share only; and

(c)	is in favour of not more than four transferees (except in the case of executors or trustees of a member).

In the case of an instrument of transfer executed by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of a certificate for the shares being transferred or other evidence as aforesaid will not be required unless and to the extent that certificates have been issued in respect of the shares in question.

Temporary suspension of the registration of transfers

43.	Subject to the statutes, the registration of transfers of shares or of any class of shares in the capital of the company may be suspended at such times and for such periods as the board may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any calendar year.

Company to retain transfers and power of company to destroy transfers and related documents

44.

(a)   Subject to paragraph (b), all instruments of transfer which are registered, and the certificates for the shares to which they relate, shall be retained by the company, but any instrument of transfer which the board may decline to register shall (except in any case of fraud or suspected fraud) be returned with any accompanying certificate to the person presenting the same.

(b) Subject as hereinafter provided, the company shall be entitled to destroy:

(i)	all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof;

(ii)	registered share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of three years from the date of such cancellation or cessation;

(iii)	all notifications of change of name or address after the expiration of three years from the date of recording thereof;

(iv)	any other document on the basis of which any entry in the register is made at any time after the expiration of six years from the date when the first entry in the register was made in respect of it;

(v)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

(vi)	all share warrants and coupons issued under article 15, at any time after the expiration of six years from the date of surrender thereof to the company; and it shall conclusively be presumed in favour of the company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate, share warrant or coupon so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company provided that:

(aa)	the provisions of this article shall apply only to the destruction of a document in good faith and without notice in writing to the company of any claim (regardless of the parties thereto) to which the document might be relevant;

(bb)	nothing herein contained shall be construed as imposing upon the company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (aa) above are not fulfilled; and

(cc)	references herein to the destruction of any document include references to the disposal thereof in any manner.

Renunciation of allotment permitted

45.	The board may at any time after the allotment of any share but before any person has been entered in the register as the holder recognise a renunciation by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may think fit to impose. In this article “allottee” includes provisional allottee and any person in whose favour an allotment has been previously renounced.

G. TRANSMISSION OF SHARES

Surviving joint holders or personal representatives alone recognised upon death of a member

46.	In the event of the death of a member, the survivors or survivor where the deceased was a joint holder, or the legal personal representatives of the deceased where he or she was a sole or only surviving holder, shall be the only persons recognised by the company as having any title to his or her interest in the shares held by such member, but nothing contained in these articles shall release the estate of a deceased member from any liability in respect of any share jointly or solely held by such member.

Person becoming entitled to share by operation of law may be registered

47.	Subject to the provisions of these articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may upon such evidence as to his or her title being produced in such form as may from time to time be reasonably required by the board (and in the case of shares in uncertificated form, subject to the facilities and requirements of the relevant system), and subject as hereinafter provided, elect either to be registered as holder of the share or to have some person nominated by him or her registered as the transferee thereof.

Person electing to be registered required to notify the company

48.	If the person becoming entitled to a share shall elect to be registered under the provisions of article 47, he or she shall deliver or send to the company a notice in writing signed by him or her stating that he or she so elects. If he or she shall elect to have another person registered, he or she shall testify such election by, in respect of shares in certificated form, executing a transfer to such person of such share or, in respect of shares in uncertificated form, making such other arrangements as are consistent with the

Regulations and the facilities and requirements of the relevant system for their transfer to such person. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member or other event had not occurred and the notice or transfer were a transfer signed by such member.

Rights of persons entitled to a share by transmission

49.	Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall (upon supplying to the company such evidence as the board may reasonably require to show his or her title to the share) be entitled to receive, and may give a good discharge for, any dividends and other moneys payable in respect thereof as if he or she were the registered holder thereof; such person shall also be entitled to all other advantages to which he or she would be entitled if he or she were the registered holder of the share, except that he or she shall not, before being registered as a member in respect of the share, be entitled in respect of it to receive notice of or to attend or vote at meetings of the company or to exercise any rights conferred by membership in relation to meetings of the company; provided that the board may at any time give notice requiring any such person to elect either to be registered or to transfer the share and, if the notice is not complied with within such period (being not less than 42 days) as the board may fix, the company may thereafter:

(a)	withhold payment of all dividends and other moneys payable in respect of the share (but any such action shall not constitute the company a trustee in respect of any such dividends or other moneys) and suspend any other advantages to which such person would otherwise be entitled in respect of the share until the requirements of the notice have been complied with; and/or

(b)	sell the share at the best price reasonably obtainable in such manner as the board thinks fit and, subject to the provisions of these articles generally, the provisions of article 50(b) shall apply to such sale.

H. UNTRACED SHAREHOLDERS

Company’s power to sell shares

50.

(a)    The company shall be entitled to sell in such manner as the board thinks fit at the best price reasonably obtainable the shares of a member, or the shares to which a person is entitled by transmission in consequence of the death or bankruptcy of the member or otherwise by operation of law, if and provided that:

(i)	during the period of 12 years prior to the date of the publication of the advertisement referred to in sub-paragraph (ii) (or, if published on different dates, the earlier thereof) at least three dividends (whether interim or final) in respect of the relevant shares have become payable and no such dividend has been claimed; and

(ii)	the company shall have published the advertisement referred to in sub-paragraph (i), both in a national newspaper circulating in the United Kingdom and in a newspaper circulating in the area of the address appearing against the shareholder’s name in the register or in the area of such other address as such member or the person so entitled by transmission shall have instructed the company to pay dividends, giving notice of its intention to sell the said shares; and

(iii)	during the said period of 12 years and the period of three months following the publication of such advertisement and prior to the exercise of the power of sale, the company shall have received no communication from such shareholder or other person entitled by transmission as aforesaid to such shares; and

(iv)	notice in writing shall have been given to the Financial Services Authority of its intention so to sell the shares.

(b)	To give effect to any sale to be made pursuant to the provisions of this article or of article 49, the board may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person so entitled by transmission to such share. The board may authorise the conversion of shares to be sold which are in certificated form into uncertificated form, and vice versa (so far as is consistent with the Regulations and the facilities and requirements of the relevant system for their transfer to, or in accordance with, the directions of, the transferee. The transferee shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the procedure or manner of the sale. The company shall account to the holder of, or other person so entitled to, such shares for the net proceeds of such sale, subject to a demand to account therefor being received by the company within 12 years of the date of such sale, and the company shall be deemed to be his or her debtor, and not a trustee for him or her, in respect of the same. Any moneys not accounted for to the holder of, or other person so entitled to, such shares shall be carried to a separate account. Moneys carried to such separate account may either be employed in the business of the company or invested in such investments as the board may from time to time think fit and any profits made thereby and interest or other income earned thereon shall belong to the company which shall have no obligation to account therefor to the holder of, or other person so entitled to, such shares.

I. ALTERATIONS OF CAPITAL

Increase, consolidation, sub-division, cancellation and reduction

51.	The company may by ordinary resolution:

(a)	increase its share capital by such sum to be divided into shares of such nominal amounts, and denominated in such currency or currencies, as the resolution shall prescribe; and/or

(b)	consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares; and/or

(c)	subject to the provisions of the statutes, sub-divide all or any of its share capital into shares of smaller nominal amount, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others, as the company has power to attach to shares upon the allotment thereof; and/or

(d)	cancel any shares which, at the date of the passing of the resolution, have not been subscribed or agreed to be subscribed by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and may by special resolution:

(e)	reduce its share capital or any capital redemption reserve or any share premium account or any other undistributable reserve in any manner authorised by the statutes.

Treatment of any fractional entitlements arising on consolidation

52.

(a)    Upon any consolidation of fully paid shares into shares of larger nominal amount the board may settle any difficulty which may arise with regard thereto as it thinks fit and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of another holder (or other joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share or any fractions thereof and for the distribution to the member entitled thereto of any moneys received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price therefor and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

(b)    Notwithstanding the provisions of paragraph (a) above, for the purpose of giving effect to the sale of the consolidated share or fractions thereof arising on consolidation, the board may convert such shares which are in certificated form into uncertificated form and vice versa and, in respect of shares in certificated form, authorise some person to execute an instrument of transfer of the shares or, in respect of shares in uncertificated form, make other arrangements consistent with the facilities and requirements of the relevant system for their transfer to, or in accordance with the directions of, the purchaser.

III. GENERAL MEETINGS

A. MEETINGS AND NOTICES

Annual general meeting

53.	The company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notice calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the company and the next. The annual general meeting shall be held at such time and place as the board shall determine.

Extraordinary general meetings

54.	All general meetings other than annual general meetings shall be called extraordinary general meetings. The board may convene an extraordinary general meeting whenever it thinks fit and at such time and place as it shall determine, and extraordinary general meetings shall be convened by the board on requisition in accordance with the statutes.

Length of notice

55.	In the case of an annual general meeting or of a meeting for the passing of a special resolution 21 clear days’ notice at the least, and in any other case 14 clear days’ notice at the least, specifying the place, the day and the hour of meeting, and the general nature of the business to be transacted, shall be given in writing to all members (other than those who under the provisions of these articles or the conditions attaching to the shares held by them are not entitled to receive the notice) and to the auditors for the time being of the company and to every other person who by virtue of the statutes or these articles is entitled to receive notices of meetings of the company. In the case of a general meeting convened for the purpose of considering the passing of a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

Notice to state right of member to appoint a proxy

56.	In every notice calling a general meeting of the company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of such member and that a proxy need not be a member.

Notice to be given of members’ resolutions upon requisition

57.	The board shall on the requisition of members in accordance with the provisions of the statutes, but subject as therein provided:

(a)	give to the members entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting; and

(b)	circulate to the members entitled to receive notice of any general meeting, any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Accidental omission or non-receipt of notice

58.	The accidental omission to give notice of a general meeting to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the proceedings at any general meeting.

B. PROCEEDINGS AT GENERAL MEETINGS

Quorum

59.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Save as in these articles otherwise provided, five members present in person and entitled to vote shall be a quorum for all purposes.

Overflow meetings and other arrangements

60.	(a)	(i)

In the case of any general meeting the board or the chairman of the meeting may, notwithstanding the notice specifying the place of the general meeting (the “principal place”), make arrangements for simultaneous attendance at and participation in (including by way of video link) the general meeting at some other place or places by members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this article.

(ii)	Such arrangements shall be designed:

(aa)	to operate so that it is practicable for any members and proxies excluded from attendance at the principal place to attend at one of the other said places; and

(bb)	to afford to members and proxies entitled to attend the meeting an opportunity of being admitted to the principal place, whether by means of the issue of tickets or the imposition of some random means of selection or otherwise as the board or the chairman of the meeting shall in its or his or her absolute discretion consider to be appropriate, and the board or the chairman of the meeting may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether or not stated in the notice of the meeting.

(iii)	For the purpose of all other provisions of these articles any such meeting shall be treated as being held and taking place at the principal place.

(b)	The board or the chairman of the meeting may make any arrangement or impose any restriction or take any action it or he or she considers appropriate for the safety or proper and orderly conduct of a general meeting and for the promotion of the business of such meeting and such arrangement may include, without limitation, searching a person and his or her property and restricting the items to be taken into the meeting place. The board or the chairman of the meeting may refuse entry to (or arrange the removal from) a meeting to or of a person who refuses to comply in whole or in part with such arrangements or restrictions or actions.

Adjournment or dissolution for lack of quorum

61.	If within 15 minutes from the time appointed for a general meeting a quorum is not present the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such later day and at such time and place as the board or the chairman of the meeting may determine and, if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, at least two members present in person or by proxy shall be a quorum.

Chairman of the meeting

62.	The chairman shall be entitled to preside at every general meeting, but if there be no chairman, or if at any meeting the chairman shall not be present within 15 minutes after the time appointed for holding such meeting and willing to preside, the deputy chairman, or if there shall be more than one deputy chairman and more than one be present, then one of such deputy chairmen, selected by agreement between them or in default of agreement by lot, shall be entitled to preside, and if neither the chairman nor any deputy chairman shall be present within 15 minutes as aforesaid and willing to preside, the vice-chairman shall be entitled to preside, or if there shall be more than one vice-chairman and more than one be present, then one of such vice-chairmen, selected by agreement between them or in default of agreement by lot, shall be entitled to preside, and if there be no such chairman, deputy chairman or vice-chairman or if none of them shall be present within 15 minutes as aforesaid and willing to preside, the members present shall choose another director as chairman of the meeting, or if one director only be present he or she shall preside if willing to do so. If no director is present or if all the directors present decline to take the chair, then the members present shall choose one of their number to act as chairman of the meeting.

Adjournment for other reasons

63.	The chairman of the meeting may at any time without the consent of the meeting adjourn any general meeting at which a quorum is present either sine die or to another time and at such place as he or she shall determine where it appears to him or her that (a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (b) the conduct of persons present prevents or is likely to prevent the orderly conduct of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be property conducted. In addition, the chairman of the meeting may at any time with the consent of any general meeting at which a quorum is present adjourn the meeting either sine die or to another time and at the same or a different place. When a meeting is adjourned sine die the time and place for any adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

Notice of adjourned meeting

64.	When a meeting is adjourned for 14 days or more, not less than seven clear days’ notice of the adjourned meeting shall be given. Such notice may be given by advertisement published on the same date in at least two leading daily newspapers in the United Kingdom and such notice shall be deemed to have been served at noon on the day when the advertisement appears. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Chairman’s decision final on procedural matters

65.	The decision of the chairman of the meeting, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his or her decision, acting in good faith, whether any matter is of such a nature.

Amendments to resolutions

66.	If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in the ruling. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a manifest error) may in any event be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a manifest error) may be considered or voted upon unless notice of such proposed amendment is given to the office at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the chairman of the meeting in his or her absolute discretion rules that the amendment is fit for consideration at the meeting.

Resolution decided by show of hands or poll

67.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least five members entitled to vote at the meeting; or

(c)	a member or members entitled to vote at the meeting and representing not less than one-fiftieth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-fiftieth of the total sum paid up on all the shares conferring that right.

Unless a poll is duly demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

Objections to votes and errors in counting votes etc.

68.	If any objection is raised to the counting of, or failure to count, any votes or if any votes shall be counted which ought not to have been counted or might have been rejected or if any votes shall not be counted which ought to have been counted, the objection or error shall not vitiate the resolution unless it be raised or pointed out at the same meeting and it shall in the opinion of the chairman of the meeting be of sufficient magnitude to vitiate the result of the voting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

Manner of and place for taking a poll

69.	Subject to article 71, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such place and at such time as the chairman of the meeting may direct and the chairman of the meeting may appoint scrutineers (who need not be members). The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Chairman’s casting vote

70.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which the chairman of the meeting may be entitled as a member or on behalf of any other member.

When a poll has to be taken

71.	A poll on the election of a chairman of the meeting or on a question of adjournment shall if duly demanded be taken forthwith. A poll duly demanded on any other question shall be taken either forthwith or at such later time and place as the chairman of the meeting may direct not being more than 30 days from the date of the meeting at which the poll was demanded.

Notice of a poll

72.	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken. Such notice may be given by advertisement published on the same date in at least two leading daily newspapers in the United Kingdom and such notice shall be deemed to have been served at noon on the day when the advertisement appears.

Continuance of other business

73.	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Demand for a poll may be withdrawn

74.	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting. If a demand for a poll is so withdrawn:

(a)	before the result of a show of hands is declared, the meeting shall continue as if the demand had not been made; or

(b)	after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result of that show of hands.

Directors entitled to attend and speak at general meetings

75.	Each director (or, in the absence of a director, his or her alternate director, if any) shall be entitled to attend and speak at any meeting of the company.

C. VOTES OF MEMBERS

Voting rights

76.	Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these articles or their terms of issue, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative at any meeting of the company and entitled to vote shall have one vote and on a poll every member present either personally or by proxy or (being a corporation) by duly authorised representative and entitled to vote shall have one vote for every share held by such member.

Voting by joint holders

77.	In the case of joint holders of a share, any one of such holders may vote at any meeting of the company either in person or by proxy in respect thereof as if he or she were the sole holder thereof, but the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the share.

Voting on behalf of member incapable of managing own affairs

78.	A member in respect of whom an order has been made by any competent court or official on the ground that such member is or may be suffering from mental disorder or is otherwise incapable of managing his or her own affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his or her behalf and such person may on a poll vote by proxy, provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall have been delivered to the transfer office or at such other place within the United Kingdom as is specified in the notice convening the meeting not later than the last time by which an instrument of proxy had to be delivered in order to be valid for use at that meeting or on the holding of that poll, and in default the right to vote shall not be exercisable.

Member need not cast his or her votes all in same way

79.	On a poll, a member entitled to more than one vote need not, if such member votes, use all his or her votes or cast all the votes he or she uses in the same way.

Execution of an instrument of proxy

80.	The instrument appointing a proxy shall be in writing signed by the appointor or the appointee’s duly authorised agent or, if the appointor is a corporation, executed in accordance with Section 36A or signed on its behalf by a duly authorised officer or agent. The board may, but shall not be bound to, require evidence of the authority of any such officer or agent. The signature on such instrument need not be witnessed. A proxy need not be a member. If more than one proxy is so appointed, the instrument appointing each such proxy shall specify the shares held by the member in respect of which each such proxy is to vote. If two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting or poll, the one which is last received by the company (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards such share and, if the board is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

Appointment of proxy in electronic form

80A.	The board may, but is not obliged to, accept a proxy appointment in electronic form subject to any limitations, restrictions or conditions prescribed by the board from time to time. The appointment shall be sent to an address specified in the notice convening the meeting.

Notwithstanding the provisions of article 81, where the instrument (including in electronic form) is made pursuant to a power of attorney or other authority, the board may accept such evidence of the validity of such power as it thinks fit. If a proxy appointment is made in electronic form in compliance with the conditions prescribed by the board from time to time, any further requirement of these articles in relation to that proxy appointment shall apply subject to any modification prescribed by the board from time to time.

Deposit of instrument of proxy—duration of validity of instrument of proxy

81.

(a)    The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is executed, or a copy of such power or authority certified notarially or in some other way approved by the board, shall be delivered to the transfer office, or to such other address within the United Kingdom as is specified in the notice convening the meeting or in the instrument of proxy issued by the company in relation to that meeting, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not, however, require again to be delivered in relation to any subsequent meeting to which it relates.

(b)	No instrument appointing a proxy shall be valid after the expiration of six months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within six months from such date.

(c)	Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned, in which event the attendance of the member at the meeting or the poll shall forthwith revoke the authority of the proxy in relation to that meeting or poll.

Instrument of proxy

82.	(a)	An instrument of proxy may be in any usual or common form or in such other form as the board shall approve.

(b)	The instrument of proxy shall confer authority on the proxy, unless otherwise instructed in the instrument, to vote in such way, or to abstain from voting, as the proxy thinks fit on any resolution (including amendments to resolutions) put to a meeting for which the instrument of proxy is valid. The instrument of proxy shall also be deemed to confer authority on the proxy to demand or join in demanding a poll (and for the purposes of article 67 a demand for a poll by a proxy shall be the same as a demand by the member who appointed the proxy). The instrument of proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Board to send out instruments of proxy to all members

83.	The board shall send to the members entitled to be sent notice of a meeting and to vote thereat instruments of proxy (in the case of proxies sent in hard copy form, with or without stamped envelopes or other pre-paid or similar postal facilities for their return) for use at any meeting of the company, either in blank or nominating in the alternative to act as proxy any one or more of the directors or any other person. The accidental omission to send such an instrument to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings of that meeting.

Validity of acts of proxy and duly authorised representative

84.	A vote given or a poll demanded by a person duly appointed as a proxy or by a duly authorised representative of a corporation in accordance (in either case) with the terms of his or her appointment shall be valid notwithstanding the principal having previously ceased to have the right or ability to exercise the right to vote or the previous determination of the authority of the person voting or demanding a poll, provided that no intimation in writing of such cessation or determination shall have been received by the company at the transfer office (or at such other address within the United Kingdom as is specified in the notice convening the meeting or in the instrument of proxy issued by the company in relation to that meeting) at least 24 hours prior to the commencement of the meeting or adjourned meeting at which the instrument of proxy is used (or, in the case of a poll to be taken at an appointed time after the meeting, before such time).

D. CORPORATIONS ACTING BY REPRESENTATIVES

A corporate member may appoint a representative

85.	Any corporation which is a member of the company may, by authority given in accordance with Section 36A or signed by a duly authorised officer, authorise such person as it thinks fit to act as its representative at any meeting of the company. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual member of the company personally present at such meeting and a corporation so represented shall for the purposes of these articles be deemed to be present in person at such meeting. The secretary, any director or the board may (but is not bound to do so) require such evidence as he or she or it thinks fit of the authority of the representative to act.

IV. DIRECTORS

A. NUMBER AND REMUNERATION OF DIRECTORS

Number of directors

86.	The number of directors (disregarding alternate directors) shall not be less than five.

Directors’ share qualification

87.	Each director (but not an alternate director) shall be required to hold an interest in ordinary shares having a nominal value of at least £500. For this purpose “interest” means an interest which would fall to be notified to the company pursuant to the provisions of Section 324 of the Companies Act 1985 but excluding any interest held jointly with any other person, any interest under paragraph 4 or 5 of Schedule 13 of such Act and any interest attributed to a director by Section 328 of such Act (in each case as if such Sections and paragraphs had not been repealed). A director may act before acquiring his or her qualification, but unless already qualified he or she must acquire such qualification within two months from his or her appointment (or, if he or she is restricted from acquiring such qualification during such two-month period by any law or regulation, or share dealing code of the company or any other member of the group, as soon as reasonably practicable after such restriction(s) end).

Directors’ fees

88.	Each of the directors may be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors shall not exceed £1,000,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the company. Such fees shall accrue from day to day and in the case of any director shall, unless and to the extent that the board otherwise determines, be independent of any remuneration to which such director may be entitled under any other provision of these articles or in respect of any other office or appointment under the company or any other company in which the company may be interested.

Remuneration for extra services

89.	If any director shall devote to the business of the company or any other company in which the company may be interested either his or her whole time and attention, or more of his or her time and attention than in the opinion of the board would usually be so devoted by a person holding such office, or shall undertake or perform any duties or services other than those which, in the opinion of the board, would usually be undertaken or performed by a person holding such office, or shall be called upon to perform and shall perform extra services or make any special exertions for any of the purposes of the company or any other company in which the company may be interested, or shall serve on any committee, then and in any of such cases the board may remunerate the director concerned either by a fixed sum, annual or otherwise, or in such other manner (including, but without limitation, the payment of or arrangements for the purpose of providing any pension or other retirement allowance or gratuity) as shall be determined by the board, and such remuneration may at the discretion of the board be either in addition to or in substitution for all or any part of any other remuneration to which such director may be entitled under these articles.

Reimbursement of expenses

90.	The board may repay to any director all such travelling, hotel and other expenses as he or she may properly incur in attending and returning from meetings of the board or of any committee of the board or meetings of the company or otherwise in or about the business of the company.

B. INTERESTS OF DIRECTORS

Director may hold other positions under and may act in professional capacity for the company

91.

(a)    A director may hold any office or place of profit under the company (other than the office of auditor to the company or to any other member of the group) in conjunction with his or her office of director upon such terms as the board may determine and may receive such remuneration in addition to any other remuneration receivable by the director as the board may think fit.

(b)    A director or any firm in which he or she is interested may act in a professional capacity for the company (otherwise than as auditor to the company or to any other member of the group) and the director or such firm shall be entitled to remuneration upon such terms as the board may think fit for such services as if he or she were not a director. In this article, “firm” includes any company.

Director may hold positions with other companies

92.

A director may continue to be or become a director or other officer of, or employee or member of, or otherwise interested in, any other company in which the company may be interested, and (save as the board may otherwise determine) no such director shall be accountable for any remuneration or other benefits received by him or her as a director, officer, employee or member of or from his or her other interest in such other company. The board may exercise the voting powers conferred on the company in relation to any other company in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing all or any members of the board as directors or other officers or employees of, or holders of any places of profit under, such other company, and voting or providing for the payment of remuneration to the directors or other officers or employees of such other company.

Director may be interested in any contract

93.	Subject as provided in the statutes and the requirements of the Financial Services Authority, no director or intending director shall be disqualified by his or her office from contracting with the company, or any other company in which the company may be interested, either with regard to such director’s tenure of any such other office or place of profit or services as are referred to in article 91 or 92 or as customer, vendor, purchaser or in any other manner whatsoever, nor shall any such contract, or any contract, transaction or arrangement entered into by or on behalf of the company, or any other company in which the company is interested, in which the director is in any way, whether directly or indirectly, interested be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company for any profit realised by any such contract, transaction or arrangement by reason of such director holding that office or of the fiduciary relationship thereby established.

Director to declare interest in contract with company

94.	A director who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the company shall declare the nature of his or her interest in accordance with the provisions of the statutes.

Restriction on voting—matters upon which a director may vote

95.

(a)    Save as otherwise provided by this article, a director shall not vote at any meeting of the board (and if such director shall do so his or her vote shall not be counted) in respect of any contract, transaction, arrangement or proposal in which he or she has an interest which (together with any interest of any person connected with him or her) is a material interest (otherwise than by virtue of an interest in shares, debentures or other securities of, or otherwise in or through, the company) or in relation to which he or she has a duty which conflicts or may conflict with the interests of the company, nor shall he or she be counted for the purposes of any resolution regarding the same in the quorum present at the meeting. Provided that (in the absence of any material interest other than is indicated below) a director may vote and be counted in the quorum in respect of any resolution concerning any of the following matters, namely:

(i)	any contract, transaction, arrangement or proposal for giving to such director any security, guarantee or indemnity in respect of money lent by him or her to, or obligations incurred by him or her or by any other person at the request or for the benefit of, the company or any other member of the group;

(ii)	any contract, transaction, arrangement or proposal for the giving by the company of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the company or any other member of the group for which such director has personally assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of or agreement to give security;

(iii)	any contract, transaction, arrangement or proposal giving to such director any security, guarantee or indemnity in respect of any liability to any person which may be incurred by such director in the performance of his or her duties as a director or other officer or employee of the company or any other member of the group, or for the purchase or renewal for such director of insurance against any liability;

(iv)	the subscription or purchase by him or her of shares, debentures or other securities of the company pursuant to an offer or invitation to members or debenture holders of the company, or any class of them, or to the public or any section of the public;

(v)	any contract, transaction, arrangement or proposal by such director to underwrite or sub-underwrite (alone or with others) any shares, debentures or other securities of the company or any other member of the group;

(vi)	any contract or arrangement with or concerning any other company (not being a company in which such director owns one per cent. or more within the meaning of paragraph (b)) in which such director is interested as an officer or creditor of that company or as a holder of shares or other securities;

(vii)	any proposal concerning the adoption, modification, operation, suspension or cancellation of any superannuation fund or retirement, death or disability benefits scheme under which such director may benefit or of any employees’ share scheme being a scheme for encouraging or facilitating employees (including directors) of the company or any other member of the group to acquire shares, debentures or other securities of the company or any other member of the group, provided that any such fund or scheme does not accord to any director as such any privilege or advantage not generally accorded to the employees to whom the fund or scheme relates;

(viii)	any other arrangement for the benefit of employees of the company or any other member of the group under which such director benefits or stands to benefit in a similar manner to the employees concerned and which does not accord to any director as such any privilege or advantage not generally accorded to the employees to whom the arrangement relates.

(b)

For the purposes of this article, a company shall be deemed to be a company in which a director owns one per cent. or more if and so long as (but only if and so long as) such director (together with persons connected with him or her) is, directly or indirectly, the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. Provided that for the purposes of this paragraph there shall be disregarded any shares held by a director as bare or custodian trustee or by virtue of his or her being a personal representative of any estate, any shares comprised in a trust in which the director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof and any interest which the director has by virtue of holding units in an authorised unit trust scheme, a recognised scheme or a UCITS (in each case, as defined in Section 220(1)).

(c)	Where a company in which a director owns one per cent. or more is materially interested in a contract, transaction, arrangement or proposal then such director shall also be deemed to be materially interested therein.

(d)	Subject to the provisions of paragraph (e), a director shall not vote or be counted in the quorum on any resolution concerning his or her own appointment as the holder of any office or employment with or place of profit under the company or any other company in which the company is interested, including fixing or varying the terms of his or her appointment or the termination thereof.

(e)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with or places of profit under the company or any other company in which the company is interested, such proposals may be divided and considered in relation to each director separately, and in such cases each of the directors concerned (if not debarred from voting under paragraph (a)) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

(f)	If any question shall arise at any meeting of the board as to the materiality of a director’s interest or as to the entitlement of any director to vote or be counted in the quorum, such question shall be referred to the chairman of the meeting (or, if the director concerned is the chairman of the meeting, to the other directors at the meeting) and the chairman of the meeting’s ruling in relation to any director other than himself or herself (or, as the case may be, the ruling of the majority of the other directors in relation to the chairman of the meeting) shall be final and conclusive, except in a case where the nature or extent of the interest of the director concerned as known to such director has not been fairly disclosed.

(g)	Subject to the statutes, the company may by ordinary resolution suspend or relax the provisions of this article to any extent (in respect of any particular contract, transaction, arrangement or proposal) or ratify any particular contract, arrangement or transaction carried out in contravention of this article.

C. VACATION OF OFFICE OF DIRECTOR

When office of director to be vacated

96.	Without prejudice to the provisions for retirement by rotation or otherwise contained in these articles, the office of a director shall be vacated in any of the following events, namely:

(a)	if such director shall become prohibited by law from acting as a director; or

(b)	if such director shall resign his or her office by notice in writing sent to or deposited at the office or shall tender his or her resignation and the board shall resolve to accept the same; or

(c)	if such director becomes bankrupt, has a receiving order made against him or her or makes any arrangement or composition with his or her creditors generally; or

(d)	if such director is, or may be, suffering from mental disorder and either

(i)	is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960 or, in any other jurisdiction, in pursuance of an application or otherwise under similar legislation; or

(ii)	an order is made in respect of him or her by any competent court or official on the ground that such director is or may be suffering from mental disorder or is otherwise incapable of managing his or her own affairs; or

(e)	if such director shall be absent from meetings of the board for a continuous period of six months without special leave from the board and his or her alternate director (if any) shall not during such period have attended in his or her stead; or

(f)	if such director does not within two months from the date of his or her appointment obtain his or her share qualification under article 87 or if after the expiration of such period such director ceases at any time to hold such qualification, and so that a person vacating office under this paragraph shall be incapable of being re-appointed a director of the company until he or she has obtained such qualification; or

(g)	if such director is removed from office by a resolution of the board in favour of which at least five-sixths of the total number of directors for the time being shall have voted.

D. APPOINTMENT AND RETIREMENT OF DIRECTORS

Number of directors to retire by rotation

97.	At each annual general meeting one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. A retiring director shall retain office until the conclusion of the meeting.

Which directors to retire

98.	The directors to retire by rotation at an annual general meeting shall be those who have been longest in office and so that as between persons who became or were last re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot. The length of time during which a director has been in office shall be computed from the time when such director was last elected or re-elected. A retiring director shall be eligible for re-election.

How vacated office to be filled

99.	The company at the meeting at which a director retires under any provision of these articles may by ordinary resolution fill up the office being vacated by electing thereto the retiring director or some other person eligible for appointment.

Restriction on election of two or more directors by single resolution

100.	A resolution for the election of two or more persons as directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

Persons eligible for election as directors

101.	No person other than a director retiring at the meeting shall, unless recommended by the board for election, be eligible for election as a director at any general meeting unless not less than seven nor more than 42 days before the day appointed for the meeting there shall have been received by the secretary at the office notice in writing signed by a member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of such member’s intention to propose such person for election and also notice in writing signed by the person to be proposed of his or her willingness to be elected, such notice of willingness to be elected not having subsequently been withdrawn.

Removal of directors by ordinary resolution

102.	The company may, in accordance with and subject to the provisions of the statutes, by ordinary resolution of which special notice has been given remove any director from office notwithstanding any provisions of these articles or of any agreement between the company and such director, but without prejudice to any claim such director may have for damages for breach of any such agreement, and elect another person in place of a director so removed from office and any person so elected shall be treated for the purpose of determining the time at which he or she or any other director is to retire by rotation as if he or she had become a director on the day on which the director in whose place he or she is elected was last appointed or elected a director. In default of such appointment the vacancy arising upon the removal of a director from office may be filled by the board as a casual vacancy.

Board’s power to appoint directors

103.

The board shall have the power at any time and from time to time to appoint any person to be a director either to fill a casual vacancy or as an additional director. Any director so appointed shall hold office only until the next annual general meeting and shall then be eligible to stand for re-election, but shall not be taken into account in determining either the directors or the number of directors who are to retire by rotation at such meeting.

E. ALTERNATE DIRECTORS

A director may appoint an alternate—powers of alternate—revocation of appointment of alternate—remuneration of alternate

104.

(a)    Any director (other than an alternate director) may at any time appoint any other director or appoint any other person willing to act (whether a member of the company or not) to be such director’s alternate; and every such alternate shall (subject to giving to the company an address either within or outside the United Kingdom at which notices may be sent to him or her) be entitled (during any period of absence which his or her appointor has notified in writing to the company at the office) to notice of meetings of the board, and of all committees of which the appointing director is a member, as if such alternate were a director and to attend and vote as a director at any such meeting at which the appointing director is not personally present and generally at such meeting to have and to perform all the functions of his or her appointor as a director in the appointor’s absence (other than the power to appoint an alternate of the director appointing him or her) and so that for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he or she were a director Provided that such appointment of any person not being a director shall be effective only upon its being approved by the board.

(b)	The board may at any time revoke the appointment of an alternate director. A director may at any time revoke the appointment of an alternate appointed by him or her, and appoint another person in his or her place (subject always to the proviso to paragraph (a)), and if a director shall die or otherwise cease to hold the office of director the appointment of his or her alternate shall thereupon cease and determine Provided that, if any director retires whether by rotation or otherwise but is re-elected by the meeting at which such retirement took effect or is deemed to have been re-elected by the meeting at which such retirement took effect, any appointment made by such director pursuant to this article which was in force immediately prior to his or her retirement shall continue to operate after his or her re-election as if such director had not so retired.

(c)	Any appointment or revocation by a director under this article shall be effected by notice in writing to the company at the office executed by the appointor or in any other manner approved by the board.

(d)	Every such alternate shall be an officer of the company, shall alone be responsible to the company for his or her own acts and defaults and shall not be deemed to be the agent of the director appointing him or her.

(e)

The remuneration of any such alternate shall be payable out of the remuneration payable to the director appointing him or her, and shall consist of such portion (if any) of the last-mentioned remuneration as shall be agreed between them. The alternate shall, however, be entitled to be paid his or her expenses and to be indemnified by the company to the same extent as the director appointing him or her.

(f)	Every person acting as an alternate director shall have one vote for each director for whom he or she acts as alternate, in addition to his or her own vote if he or she is also a director. Execution by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of appointment provides to the contrary, be as effective as execution by the appointor.

F. PROCEEDINGS OF THE BOARD

Conduct and convening of board meetings

105.	The board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes, and in the case of an equality of votes the chairman of the meeting shall have a second or casting vote. The chairman or any two directors may, and the secretary on the requisition of the chairman or any two directors shall, at any time summon a meeting of the board. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him or her personally or by word of mouth or sent in writing to him or her at his or her last known address or any other address given by him or her to the company for this purpose. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings shall during his or her absence be sent in writing to him or her at an address given by him or her to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no such request is made it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. Any director may prospectively or retrospectively waive the right to receive notice of any meeting of the board. Failure to give notice of a board meeting to a director shall not invalidate the proceedings at that meeting, provided that reasonable efforts are made to give notice to all directors entitled to receive notice.

Quorum

106.	The quorum necessary for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be five. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

Telephone meetings

107.	(a) A meeting of the board may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able:

(i)	to hear each of the other participating directors addressing the meeting; and

(ii)	if he or she so wishes, to address all of the other participating directors simultaneously,

whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or developed subsequently) or by a combination of such methods. Each director so participating in a meeting shall be deemed to be “present” at such meeting for the purpose of these articles.

(b)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum.

(c)	A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

Validity of written resolution of directors

108.	A written resolution signed by all the directors entitled to receive notice of a meeting of the board (provided that number would be sufficient to constitute a quorum) shall be as effective as a resolution passed at a meeting of the board duly convened and held, and may consist of one document or several documents in the like form each signed by one or more of the directors concerned. For the purposes of this article, any signature may be affixed to a facsimile copy of the resolution and any written resolution shall be valid upon the company receiving the original or a facsimile copy of the document or documents containing each of the said signatures.

Continuing directors may act

109.	The continuing directors may act notwithstanding any vacancies in their body, but if and so long as the number of directors is reduced below the minimum number fixed by these articles the continuing directors or director may act for the purpose of filling up such vacancies or of summoning general meetings of the company, but not for any other purpose, and may act for either of such purposes whether or not the number of directors is reduced below the number fixed by or in accordance with these articles as the quorum for board meetings. If there be no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

Appointment of chairman, deputy chairman and vice-chairman

110.	The board may from time to time elect from its own number a chairman, one or more deputy chairmen and one or more vice-chairmen, but so that the total number of deputy chairmen and vice-chairmen shall not at any time exceed six. The board may determine the period for which such officers are respectively to hold office and, notwithstanding such determination, may from time to time remove any such officer from office.

Chairman of board meetings

111.	The chairman shall preside at all meetings of the board, but if at any time there is no chairman or if at any meeting the chairman be not present, the deputy chairman, or if there are two or more deputy chairmen present, then one of such deputy chairmen (selected by agreement between them or in default of agreement by lot) shall preside, or if at any meeting neither the chairman nor any deputy chairman be present, the vice-chairman, or if there are two or more vice-chairmen present, then one of such vice-chairmen (selected by agreement between them or in default of agreement by lot) shall preside. In the event that there be no chairman, deputy chairman or vice-chairman or if none of them is present within five minutes from the time appointed for holding the meeting, then the directors present shall choose one of their number to be chairman of the meeting.

Executive directors

112.	The board may from time to time appoint any one or more of the directors to any executive office or employment with the company with such title and on such terms as to remuneration, pension and otherwise and with such of the powers exercisable by the board as it may think fit and (subject to the provisions of the statutes) for such period as the board may determine and, subject to the terms of any agreement entered into in any particular case, may at any time revoke any such appointment or vary the terms thereof. A director so appointed shall, subject to the terms of any agreement between such director and the company, be subject to the same provisions as to retirement or removal as the other directors and, without prejudice to any claim for damages or compensation to which such director may be entitled, his or her appointment shall be automatically determined if he or she ceases from any cause to be a director.

Board may confer upon a director any of its powers

113.	The board may entrust to and confer upon any director any of the powers exercisable by it as such upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time (subject to the terms of any agreement entered into in any particular case) revoke, withdraw, alter or vary all or any of such powers.

Delegation to board committees and certain subsidiaries

114.

(a)    The board may delegate all or any of its powers, authorities, discretions and functions to any committee or committees on such terms and conditions as it may think fit. Any such committee may consist of one or more members of the board, and the board shall also be entitled to appoint such other person or persons as it considers expedient to a committee but so that the majority at least of the members of any such committee shall consist of directors and no resolution of the committee shall be effective unless a majority of the members of the committee present at the relevant meeting consists of directors.

(b)	The board may also delegate all or any of its powers, authorities, discretions and functions to a wholly-owned subsidiary (whether direct or indirect) of the company for such period and on such terms and conditions as the board may determine.

(c)	Any such committee or subsidiary shall in the exercise of the powers, authorities, discretions and functions so delegated conform to any regulations which may from time to time be imposed by the board.

(d)	The board may authorise any such committee or subsidiary to sub-delegate all or any of the powers, authorities, discretions and functions delegated to it and the board may at any time dissolve any such committee or revoke, vary or suspend any delegation made to any such committee or subsidiary.

(e)	In so far as any power, authority, discretion or function is delegated to a committee or subsidiary, any reference in these articles to the exercise or performance by the board of the power, authority, discretion or function so delegated shall be read and construed as if it were a reference to the exercise or performance thereof by such committee or subsidiary.

(f)	Any such delegation may be collateral with or to the exclusion of the powers, authorities, discretions or functions which are the subject of the delegation.

Proceedings of committees

115.	The meetings and proceedings (including without limitation the conduct of business by a telephone meeting or by written resolution) of any such committee consisting of two or more members shall be governed by the provisions of these articles regulating the meetings and proceedings of the board, so far as the same are applicable and are not superseded by any regulations made by the board under article 114.

Acts of board or committee valid notwithstanding disqualification

116.	All acts done by any meeting of the board, or of a committee of the board, or by any person acting as a director or a member of such committee, shall as regards all persons dealing in good faith with the company, notwithstanding that there was some defect in the appointment or continuance in office of any member of the board or such committee or person acting as aforesaid, or that any such member or person was disqualified or had vacated office, or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or a member of such committee and had been entitled to vote.

G. GENERAL POWERS OF THE BOARD

Management of company’s business vested in board

117.	The business of the company shall be managed by the board, which may exercise all such powers of the company as are not by the statutes or by these articles required to be exercised in general meeting, subject nevertheless to the provisions of the statutes and of these articles and to such regulations as may be prescribed by the company by special resolution; but no alteration of these articles or regulations so prescribed by the company shall invalidate any prior act of the board which would have been valid if such alteration or regulation had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the board by any other article.

Board’s borrowing powers

118.	The board may exercise all the powers of the company to borrow money, and to mortgage or charge its undertaking, and all or any part of its property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Appointment of attorneys

119.	The board may from time to time and at any time by power of attorney or otherwise appoint any person (whether an individual or otherwise) and whether nominated directly or indirectly by the board to be the attorney or agent of the company for such purposes and with such powers, authorities, discretions and functions (not exceeding those vested in or exercisable by the board under these articles) and for such period and subject to such conditions as it may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the board may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities, discretions and functions vested in that attorney or agent.

Overseas branch registers

120.	Subject to and to the extent permitted by the statutes, the board may cause to be kept in any territory outside the United Kingdom an overseas branch register of members resident in such territory, and the board may make and vary such regulations as it may think fit with regard to the keeping of any such register.

Execution of certain instruments

121.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons as may be appointed for the purpose by or on behalf of the board.

Company not to make loans, quasi-loans or enter into credit transactions with directors or shadow directors or connected persons

122.	Save as permitted by the statutes, the board shall not:

(a)	make a loan or a quasi-loan to or enter into a credit transaction as a creditor for a director (including a shadow director) of the company or any person connected with such a director; or

(b)	enter into any guarantee or provide security in connection with a loan or quasi-loan or credit transaction made by any person to or for such a director or person so connected; or

(c)	take part in any arrangement whereby another person enters into such a transaction in return for a benefit from the company or any subsidiary; or

(d)	arrange for the assignment to it of any rights, obligations or liabilities of any such loan or quasi-loan to such a director or person so connected.

For the purposes of this article the expressions “quasi-loan”, “credit transaction” and “shadow director” shall have the meanings ascribed to them in Sections 331(3), 331(7) and 741(2) respectively.

Pension and superannuation funds—employees’ share schemes—charitable subscriptions

123.	The board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds or any share option, share incentive or share acquisition schemes or any profit sharing schemes or funds or trusts financed or contributed to by the company for the benefit of, and may give or procure the giving of donations, gratuities, pensions, allowances, disability benefits or emoluments to (or to any person in respect of), any persons who are or were at any time in the employment or service of the company, or of any other member of the group, or who are or were at any time directors or officers of the company or of any other member of the group and hold or have at any time held any salaried employment or office in the company or such other company, and the wives, husbands, widows, widowers, families and dependants of any such persons, and also may establish and subsidise or subscribe to any institution, association, club or fund calculated to be for the benefit of or to advance the interests and well-being of the company or of any other member of the group, or of any such person as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

Power to make provision for employees

124.	The board is hereby authorised to sanction (by resolution of the board) the exercise of any power conferred upon the company by Section 719.

H. MINUTES AND RECORDS

Minutes and records

125.	(a) The board shall cause minutes to be made of:

(i)	all appointments of officers made by the board; and

(ii)	the names of the directors and any alternate directors and any person other than directors present at each meeting of the board or any committee of the board; and

(iii)	all resolutions and proceedings at all meetings of the company, of the board and of committees of the board.

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting, shall be evidence of the proceedings.

(b)

Any register, index, minute book, book of account or other book required by these articles or the statutes to be kept by or on behalf of the company may be kept either by making entries in bound books or by recording them in some other form including the use of computer storage facilities so long as the recording is capable of being reproduced in a legible form. In any case in which bound books are not used, the board shall take adequate precautions for guarding against falsification and for facilitating its discovery.

I. SECRETARY

Appointment of and acts of the secretary

126.

(a)    The secretary shall be appointed by the board for such term, at such remuneration and upon such conditions as it may think fit; and any such secretary so appointed may be removed by the board, but without prejudice to any claim which such secretary may have against the company. If thought fit the board may appoint two or more persons to the office of secretary.

(b)	No person shall be appointed to the office of secretary unless he or she is duly qualified or eligible under one or more of the categories specified in Section 286.

(c)	The board may, at any time and from time to time, appoint one or more persons qualified or eligible under one or more of the categories specified in Section 286 to be deputy and/or assistant secretary at such remuneration and on such terms as it may think fit and anything required or authorised to be done by or to the secretary may be done by or to any deputy and/or assistant secretary so appointed; and any deputy or assistant secretary may be removed by the board, but without prejudice to any claim which such deputy or assistant secretary may have against the company.

J. THE SEALS

Custody and use of the seals

127.	The board shall provide for the safe custody of the seal and any securities seal, each of which shall be used and affixed in accordance with regulations made by the board.

Use of the official seal

128.	The company may exercise all the powers conferred by the statutes with regard to having an official seal for use abroad and such powers shall be vested in the board.

K. AUTHENTICATION OF DOCUMENTS

Authentication of documents by a director, secretary or any other person appointed by the board

129.

Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed or adopted by the company or the board or any committee of the board, and any books, records, documents and accounts relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the office the local manager or other officer of the company having custody thereof shall be deemed to be a person appointed by the board as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the company or of the board or any committee of the board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

V DIVIDENDS AND DISTRIBUTIONS

Declaration of dividends

130.	The company in general meeting may by ordinary resolution declare dividends to be paid to the members according to their rights and interests in the profits but no dividend shall be payable in excess of the amount recommended by the board.

Calculation and currency of dividends

131.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide:

(a)	all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, for the purposes of this article, no amount paid on a share in advance of calls shall be treated as paid on the share; and

(b)	dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his or her shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the company, the member or any other person to bear any costs involved.

Interim and other dividends

132.	If and so far as in the opinion of the board the distributable reserves of the company justify such payments, the board may pay dividends (whether fixed or calculated by reference to a specified formula) on any class of shares carrying such a dividend expressed to be payable on such dates as may be prescribed for the payment thereof. Subject as aforesaid, the board may also from time to time pay one or more dividends (as interim or final dividends) on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit.

Dividend may be declared by reference to record date

133.	Where any dividend is declared by the company in general meeting by ordinary resolution pursuant to article 130, or is determined to be paid by resolution of the board passed in accordance with article 132, the ordinary resolution or (as the case may be) the resolution of the board may provide that such dividend shall be payable to the members (or to any class of members) registered as such on or as at any such date as the resolution may specify, and (without prejudice to the generality of the foregoing) any date so specified may be either before or after that upon which the resolution is passed, and may be before the date upon which such dividend is to be actually paid.

No dividend to bear interest

134.	No dividend or other monies payable on or in respect of a share shall bear interest as against the company.

Power to deduct from dividends any unpaid debts

135.	The board may deduct from any dividend or other monies payable to any member on or in respect of a share all sums of money (if any) presently payable by such member to the company on account of calls or otherwise in respect of shares in the company.

Power to satisfy lien out of dividends

136.	The board may retain any dividend or other monies payable on or in respect of a share on which the company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Treatment of unclaimed dividends etc.

137.	The payment by the board of any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect thereof. All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the board for the benefit of the company until claimed; but so that any such dividend unclaimed after a period of 12 years from the date such dividend first became due for payment shall be forfeited and shall revert to the company and any monies payable on or in respect of a fractional interest in a share remaining unclaimed after a period of 12 years from the date upon which the same first became due for payment, shall be forfeited and shall revert to the company. In the case of a dividend resolved to be paid under article 132, the above period of 12 years shall be calculated from the date specified in the relevant resolution of the board as the date for payment of the dividend.

Dividend warrants

138.

(a)    Any dividend or other monies payable on or in respect of a share may be paid by cheque or warrant sent in accordance with article 152A to the member or person entitled thereto (and if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons), or to such other person and such address as such member or person or persons may direct by notice in writing to the company signed by such member or other person or persons. Every such cheque shall be crossed and bear across its face the words

        “account payee” or “a/c payee” either with or without the words “only” and every such cheque or warrant shall be made payable to the person to whom it is sent or to such other person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law may direct by notice in writing to the company signed by such holder or holders or other person or persons, and payment of the cheque or warrant, if appearing to have been duly paid by the banker on whom it is drawn, or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system, shall be a good discharge to the company. Every such cheque or warrant shall be sent at the risk of the person or persons entitled to the money represented thereby. Any such dividend or other money may also be paid by any other usual or common banking method (including, without limitation, direct debit, bank transfer and electronic funds transfer) and the company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

(b)	In respect of shares in uncertificated form every such payment made by any method referred to in this article 138 may be made in any such manner as may be consistent with the facilities and requirements of the relevant system. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders, or of such person as the holder or joint holders may in writing direct.

Any joint holder may give receipt for a dividend

139.	If several persons are registered as joint holders of a share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

Company not obliged to send dividend warrants to untraced shareholders

140.

(a)    Without prejudice to the company’s rights under articles 50 and 137, if on two consecutive occasions (or following only one occasion, when reasonable enquiries have failed to establish a new address for the registered holder) cheques or warrants in payment of dividends or other moneys payable on or in respect of any share have been sent in accordance with article 152A but have been returned undelivered or left uncashed during the periods for which the same are valid, the company need not thereafter despatch further cheques or warrants in payment of dividends or other moneys payable on or in respect of the share in question until the holder or the first named of joint holders on the register or other person entitled thereto shall have communicated with the company and supplied to the company, by notice in writing signed by such holder or other person, an address for the purpose.

(b)	The board may exercise the powers of the company conferred by paragraph (a) in respect of any dividend or other such payment falling due to be paid one month after notice of the company’s intention to exercise such powers has been served on the relevant member by recorded delivery post.

(c)	All monies represented by warrants or cheques not despatched by the company under the provisions of paragraph (a) shall be deemed to be unclaimed dividends or moneys and the provisions of articles 50 and 137 shall apply thereto.

Payment of dividend in specie

141.	A general meeting may, upon the recommendation of the board, direct payment of a dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures or other securities of any other company or in any one or more of such ways, and the board shall give effect to such resolution; and where any difficulty arises in regard to the distribution the board may settle the same as it thinks expedient and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall) be made to any members upon the footing of the values so fixed, in order to adjust the rights of members, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the board, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and distribution of the cash proceeds of any sale or of the cash equivalent to any member or members and otherwise as it thinks fit.

Scrip dividends

142.	The board may, with the sanction of an ordinary resolution of the company (including an ordinary resolution passed before the adoption of these articles) and subject to there being available sufficient unissued ordinary shares taking into account other relevant circumstances, offer to the holders of ordinary shares the right to elect to receive an allotment of additional ordinary shares, credited as fully paid, in whole or in part, instead of cash in respect of any dividend which is specified in the applicable ordinary resolution or such part of such dividend as the board may determine. The following provisions shall have effect:

(a)	any such ordinary resolution may specify a particular dividend or may specify all or any dividends falling to be declared or paid during a specified period, being a period expiring not later than the commencement of the annual general meeting held in the fifth year after that in which the resolution is passed;

(b)	the basis of allotment shall be determined by the board so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional ordinary shares (including any fractional entitlement) to be allotted instead of any cash amount of dividend shall be equal to such amount. For such purpose the “average quotation” of an ordinary share shall be the average of the middle market quotations (less the relevant dividend unless the ordinary shares are already quoted ex such dividend) on the London Stock Exchange (derived from the Daily Official List of the London Stock Exchange or any similar publication) on at least five consecutive dealing days selected by the board, but commencing no earlier than the day upon which the proposed relevant dividend is announced by the board;

(c)	the board shall give notice in writing to the holders of the ordinary shares of the rights of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(d)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be paid in cash on ordinary shares in respect of which the said election has been duly exercised (the “elected ordinary shares”) and on and with effect from the due date of payment of the dividend (or part thereof) in respect of which a right of election has been offered or such earlier date (after the election) as the board may determine additional ordinary shares shall be allotted instead of payment of cash to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose the board shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account and capital redemption reserve) or profit and loss account as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of elected ordinary shares on such basis;

(e)	the additional ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant cash dividend (or share election instead thereof);

(f)	the board may do all acts and things which it considers necessary or expedient to give effect to any such offer and capitalisation, with power to make such provisions as it thinks fit for dealing with shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or carried forward or the benefit of fractional entitlements accrues to the company or to one or more charities selected by it rather than to the members concerned). The board may authorise any person on behalf of all the members concerned to enter into an agreement with the company providing for such capitalisation and matters incidental thereto and an agreement made under such authority shall be effective and binding on all persons concerned;

(g)	notwithstanding anything to the contrary in this article, the board may make such exclusions from any offer of rights of election to holders of ordinary shares as it may think fit in the light of any legal or practical problems under the laws of, or the requirements of any regulatory or stock exchange authority in, any territory or the level of costs which would be associated with such an offer;

(h)

the board may determine to treat as valid for the purposes of this article any mandate in force (including a mandate given before the adoption of these articles) to receive on a regular basis (and not in relation to a single dividend only) ordinary shares instead of receiving payment of cash dividends and such mandate shall, if so determined by the board, entitle the relevant holder of ordinary shares to an allotment of new ordinary shares pursuant to this article; and

(i)	the board may at any time and from time to time prior to payment of any dividend, subject to the terms of the relevant share dividend offer, disregard any election or mandate received in connection with this article and pay the relevant dividend or dividends in cash.

VI RESERVES

Board powers to carry profits to reserve and to carry forward profits

143.	The board may, before recommending or resolving to pay any dividend, whether preferential or otherwise, carry to reserve out of the profits of the company (including any premiums received upon the issue of debentures or other securities of the company) such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the board, be applicable for any purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments other than shares in the company or of its holding company (if any) as the board may from time to time think fit. The board may also without placing the same to reserve carry forward any profits. The board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided.

VII CAPITALISATION OF PROFITS

Capitalisation issue

144.	The company in general meeting may, subject to the rights attaching to any class of shares, and in respect of shares and debentures in uncertificated form, subject to the Regulations, upon the recommendation of the board at any time and from time to time, subject as hereinafter provided, by ordinary resolution resolve to capitalise all or any part of any amount standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the holders of the ordinary shares in proportion to the amounts paid up on the ordinary shares and to apply such amount on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any ordinary shares, or in paying up in full unissued shares, debentures or other securities of the company of a nominal amount equal to such amount, and to allot and distribute such shares, debentures or other securities credited as fully paid up, to and amongst such holders, or as they may direct, or partly in one way and partly in the other, provided that:

(a)	the share premium account and the capital redemption reserve and any such profits not available for distribution may, for the purposes of this article, only be applied in the paying up of unissued shares to be issued to members credited as fully or, where permitted by the statutes, partly paid; and

(b)	no unrealised profits shall be applied in paying up any debentures of the company or any amount unpaid on any share in the capital of the company.

Board to effect capitalisations

145.	Whenever a resolution is passed in pursuance of article 144, the board shall:

(a)	allot unissued shares, debentures or other securities of the company, as the case may be, to the amount authorised by the resolution credited as fully paid up amongst the holders of the shares entitled to participate therein with full power to the board to make such provisions by way of the issue of fractional certificates or otherwise as it thinks fit for the case of fractions, and prior to such allotment the board may, if it thinks fit, authorise any person, on behalf of all the members so entitled to the said shares, debentures or other securities of the company, to enter into an agreement with the company providing for the allotment to them in the proportion specified in article 144 credited as fully paid up of the shares, debentures or other securities authorised by the resolution to be distributed amongst them, and any agreement made under such authority shall be effective and binding on all the holders of the ordinary shares for the time being; and the board shall have power generally to do all acts and things required to give effect to such resolution as aforesaid. Whenever on any issue of shares, debentures or other securities of the company in pursuance of article 144 the value of a fractional entitlement thereof shall be less than a minimum amount determined by the board in respect of any holder, the proceeds of sale (after the deduction of the proper expenses of such sale) of each and every such fractional entitlement amounting to less than such minimum amount shall belong to and be vested in the company (or one or more charities selected by it).

For the purpose of giving effect to any such sale, the board may convert such securities as are in certificated form into uncertificated form and vice versa and, in respect of securities which are in certificated form, may authorise some person to transfer the securities sold to the purchaser thereof or, in respect of shares in uncertificated form, make other arrangements consistent with the facilities and requirements of the relevant system for their transfer to, or in accordance with the directions of, the purchaser and the purchaser shall be registered as the holder of the securities comprised in any such transfer and shall not be bound to see to the application of the purchase money nor shall the purchaser’s title to the said securities be affected by any irregularity or invalidity in the proceedings relating to the sale; and/or

(b)	(if the resolution so specifies) apply such profits or sum on behalf of the holders entitled thereto in paying up the amount, if any, unpaid on any shares held by such holders.

VIII ACCOUNTS AND AUDIT

Keeping of accounts and retention and location of accounting records

146.	(a) The board shall cause to be kept proper accounts and accounting records in accordance with the requirements of the statutes.

(b)	The accounting records shall be kept at the office or (subject to the provisions of the statutes) at such other place as the board thinks fit, and shall always be open to inspection by the directors. No member (other than a director) shall have any right of inspecting any account or book or document of the company except as conferred by law (including the statutes) or authorised by order of the court or by the board.

Accounts to be laid before general meetings

147.	The board shall from time to time, in accordance with the provisions of the statutes, cause to be prepared and to be laid before the company in general meeting such profit and loss accounts, balance sheets, group accounts and reports as are specified in the statutes.

Reports and accounts to be delivered to members, debentureholders and auditors—summary financial statements

148.

(a)    Subject to the provisions of paragraph (b) and of article 149, a copy of the directors’ and auditors’ reports accompanied by copies of the balance sheet, profit and loss account and other documents required by the statutes to be annexed to the balance sheet (together the “statutory accounts”) shall, not less than 21 clear days prior to the annual or other general meeting at which it is proposed to lay such documents before members, be delivered to every member and holder of debentures of the company and to the auditors and to every other person, if any, who is entitled by these articles or the statutes to receive copies of such documents and/or notices of meetings from the company.

(b)	The company may, insofar as is permitted by the statutes and without prejudice to the right of any member who wishes to receive the statutory accounts to require the statutory accounts to be sent to such member, send to members a summary financial statement which complies with the provisions of the statutes, (a “summary financial statement”) in place of the statutory accounts, such summary financial statement to be sent not less than 21 clear days prior to the annual or other general meeting at which the statutory accounts of which the summary financial statement is a summary are to be laid as provided in paragraph (a), but subject to such exclusions or other arrangements as the board may deem necessary or expedient to deal with any legal or practical problems arising in any overseas territory or by virtue of shares being represented by depositary receipts or the requirements of any regulatory or stock exchange authority.

Cases in which reports and accounts need not be delivered

149.

Article 148 shall not require a copy of the statutory accounts or summary financial statement to be sent to more than one of joint holders or to any person who is not entitled to receive notices of meetings or of whose address the company is not aware, but any member or holder of debentures or person entitled by the statutes or these articles to receive a copy of the statutory accounts or summary financial statement to whom a copy has not been sent shall be entitled to receive a hard copy free of charge on application at the office.

Appointment of auditors

150.	Auditors shall be appointed, and their duties, powers, rights and remuneration regulated, in accordance with the provisions of the statutes.

IX COMMUNICATIONS

Manner of communications

151.	Any documents or information to be sent or supplied by or to the company may be sent or supplied in hard copy form, in electronic form or by means of a website to the extent permitted by the statutes and these articles.

Communications to the company

152.	(a) A document or information is validly sent or supplied by a member to the company in hard copy form if it is sent or supplied by hand or by post (in a prepaid envelope) to:

(i)	an address specified by the company for the purpose;

(ii)	the office; or

(iii)	an address to which any provision of the statutes authorises the document or information to be sent or supplied.

(b)	A document or information may only be sent or supplied by a member to the company in electronic form if the company has notified the members that the document or information may be sent or supplied in that form (and not revoked that agreement).

(c)	Subject to paragraph (b) above, where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(i)	specified for the purpose by the company (generally or specifically); or

(ii)	deemed by a provision of the statues to have been so specified.

(d)	Subject to paragraph (b) above, where a document or information is sent or supplied in electronic form by hand or by post, it must be sent or supplied to an address to which it could validly be sent if it were in hard copy form in accordance with paragraph (a) above.

Communications by the company or the board in hard copy form

152A.	(a)	A document or information sent or supplied by the company or the board in hard copy form must be:

(i)	handed to the intended recipient; or

(ii)	sent or supplied by hand or by post (in a pre-paid envelope):

(aa)	to an address specified for the purpose by the intended recipient;

(bb)	to a company at its office;

(cc)	to a person in his capacity as a member, at his address as shown in the register;

(dd)	to a person in his capacity as a director, at his address as shown in the register of directors; or

(ee)	to an address to which any provision of the statutes authorises the document or information to be sent or supplied.

(b)	Where the company is unable to obtain any address falling within paragraph (a) above, the document or information may be sent or supplied to the intended recipient’s last address known to the company.

Communications by the company in electronic form

152B.	(a)	A document or information may only be sent or supplied by the company or the board in electronic form:

(i)	to a person who has agreed (generally or specifically) that the document or information may be sent or supplied in that form (and not revoked that agreement); or

(ii)	to a company that is deemed to have so agreed by a provision in the statutes.

(b)	Where the document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(i)	specified for the purpose by the intended recipient (generally or specifically); or

(ii)	where the intended recipient is a company, deemed by a provision of the statutes to have been so specified.

(c)	Where the document or information is sent or supplied in electronic form by hand or by post, it must be:

(i)	handed to the intended recipient; or

(ii)	sent or supplied to an address to which it could validly be sent if it were in hard copy form in accordance with article 152A.

Communications by the company by means of a website

152C.	(a)	A document or information may only be sent or supplied by the company to a person by being made available on a website if the person:

(i)	has agreed (generally or specifically) that the document or information may be sent or supplied to him or her in that manner; or

(ii)	is taken to have so agreed in accordance with the statutes,

and has not revoked that agreement.

(b)	A document or information authorised or required to be sent or supplied by means of a website must be made available in a form, and by a means, that the company reasonably considers will enable the recipient to read it (and see any images contained in it) with the naked eye and to retain a copy of it.

(c)	The company must notify the intended recipient of:

(i)	the presence of the document or information on the website;

(ii)	the address of the website;

(iii)	the place on the website where it may be accessed; and

(iv)	how to access the document or information.

(d)	The document or information is taken to be sent:

(i)	on the date on which the notification required by paragraph (c) above is sent; or

(ii)	if later, the date on which the document or information first appears on the website after that notification is sent.

(e)	The company must make the document or information available on the website throughout:

(i)	the period specified by any applicable provision of the statutes; or

(ii)	if no such period is specified, the period of 28 days beginning with the date on which the notification required by paragraph (c) is sent to the person in question.

A failure to make a document or information available on a website throughout the period mentioned in this paragraph (e) shall be disregarded if (1) it is made available on the website for part of that period and (2) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the company to prevent or avoid.

Communications by other means

152D.	(a)	A document or information that is sent or supplied to the company otherwise than in hard copy form, electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the company.

(b)	A document or information that is sent or supplied by the company or the board otherwise that in hard copy form, electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

Suspension of supply of documents and information to a member

153.

(a)    If on three consecutive occasions documents or information, including any dividend payment in accordance with article 138 or a copy of any statutory accounts or summary financial statement, have been sent or supplied to any member in accordance with article 152A or article 152B(c), such member shall not thereafter be entitled to receive any documents or information from the company until he or she shall have communicated with the company and supplied in writing (signed by him or her) to the company at the transfer office a new registered address or an address within the United Kingdom for the service of notices.

(b)	If any document or information, including any dividend payment in accordance with article 138 or a copy of any statutory accounts or summary financial statement, have been sent or supplied by electronic means in accordance with article 152B(b) to any member at his or her address specified for the purpose or deemed to be so specified and the company becomes aware of a failure in delivery (and subsequent attempts to send or supply such document or information by electronic means also result in a failure in delivery), the company shall either:

(i)	send or supply a hard copy of such document or information to such member; or

(ii)	notify such member of the information set out in article 152C(c),

in each case in the manner described in article 152A.

When service effected on member

154.	Where a document or information is, under article 152A, sent or supplied by post, service or delivery shall be deemed to be effected at the expiration of 24 hours after the time when the cover containing the same is posted (irrespective of the class or type of post used) and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted. Where a document or information is sent or supplied by electronic means to an address specified for the purpose by the intended recipient, service or delivery shall be deemed to be effected on the same day on which it is sent or supplied and in proving such service it will be sufficient to prove that it was properly addressed. Where a document or information is sent or supplied by means of a website, service or delivery shall be deemed to be effected when (a) the material is first made available on the website or (b) if later, when the recipient received (or, in accordance with this article 154, is deemed to have received) notification of the fact that the material was available on the website.

Notice by advertisement

155.

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or by reason of a technical failure affecting the company (or its relevant agent(s)), the company is unable effectively to convene a meeting of the company by notice sent by post or by electronic means, notice of such meeting may be given by advertisement in the United Kingdom. In any such case the company shall send confirmatory copies of the notice by post or by electronic means if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom or sending notices by electronic means (as the case may be) again becomes practicable. Any notice given by advertisement shall be advertised on the same date in at least two leading daily newspapers in the United Kingdom and such notice shall be deemed to have been served or delivered at noon on the day when the advertisement appears.

Documents and information to joint holders and agreement by joint holders

156.

(a)    In respect of joint holdings documents or information shall be validly sent or supplied to all joint holders if sent or supplied to that one of the joint holders whose name stands first in the register.

(b)	Anything to be agreed or specified in relation to documents or information to be sent or supplied to joint holders, may be agreed or specified by that one of the joint holders whose name stands first in the register.

Service of documents and information on persons entitled to shares by transmission

157.	A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the company such evidence as the board may reasonably require to show his or her title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have sent or supplied to him or her at such address any document or information to which the member but for his or her death or bankruptcy or the other event in question would be entitled, and such sending or supply shall for all purposes be deemed a sufficient sending or supply of such document or information to all persons interested (whether jointly with or as claiming through or under him or her) in the share. Save as aforesaid, any document or information sent or supplied to any member in pursuance of these articles shall, notwithstanding that such member be then dead or bankrupt, and whether or not the company has received notice of his or her death or bankruptcy or the other event in question, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder.

Members not entitled to documents and information

158.	A member who (having no registered address within the United Kingdom) has not supplied to the company an address in the United Kingdom at which documents or information may be sent or supplied to him or her in hard copy form, or an address to which documents or information may be sent or supplied to him or her by electronic means, is not entitled to have documents or information sent or supplied to him or her by the company.

X WINDING UP

Distribution of assets in specie

159.

In the winding up (whether the liquidation is voluntary or by the court) of the company the liquidator may, with the authority of an extraordinary resolution of the company and any other sanction required by the statutes, divide among the members in specie the whole or any part of the assets of the company, whether or not the assets shall consist of property of one kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit, and the liquidation of the company may be closed and the company dissolved, but so that no member shall be compelled to accept any assets in respect of which there is a liability.

XI INDEMNITY AND INSURANCE

Indemnity and insurance for directors and other officers

160.

(a)    Subject to the provisions of the statutes, but without prejudice to any indemnity to which he or she may otherwise be entitled, every director, other officer and auditor of the company and every former director, other former officer and former auditor of the company shall be indemnified out of the assets of the company against any liability, loss or expenditure incurred by him or her in the actual or purported execution and/or discharge of his or her duties and/or the exercise or purported exercise of his or her powers and/or otherwise in relation to or in connection with his or her duties, powers or office including (without prejudice to the foregoing) any liability incurred by him or her in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or her as a director, officer or auditor of the company and in which judgment is given in his or her favour or in which he or she is acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or her part or incurred in connection with any application in which relief is granted to him or her by the court from liability in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of the company.

(b)    To the extent permitted by the statutes, the board may arrange and maintain insurance cover at the cost of the company in respect of any liability, loss or expenditure incurred by any director, other officer or auditor of the company in relation to anything done or alleged to have been done or omitted to be done by him or her as a director, officer or auditor.

INDEX
TO
ARTICLES OF ASSOCIATION
No. of article
accounts-
copies of, to whom to be sent	148,149
inspection of	146(b)
keeping of	125(b), 146(a)
presentation of	147
records of, where kept	146(b)

Act of Parliament or statutory instrument -
exclusion of	1

address-
definition of	2

address of members -
not within the united kingdom, if, no right to notice	158
within the united kingdom	152

adjournment (see general meetings and meetings of board)

administrators (see also transmission of shares)-
registration of	47
title of, to shares	46
unregistered, rights and restrictions	49

alteration of capital	51

annual general meetings (see general meetings, annual)

articles -
definition of	2

attorneys-
power to appoint	119

auditors-
appointment and remuneration of	150
appointment of	150
duties of	150
indemnification of	160(a)
notice of general meetings to be given to	55
report of, presentation of	147
report of, sending of, with balance sheet	148(a)

authorised share capital	3

balance sheet-
copies of, to whom to be sent	148(a)

1

presentation of	147

bankruptcy of member (see also transmission of shares)-
service of notices after	157

board-
definition of	2

board of directors (see directors and meetings of board)

board meetings (see meetings of board)

bonus-
included in definition of dividend	2

branch register-
power to make regulations	120

brokerage-
payment of, on issue of shares	13

business-
general meetings, at (see general meetings)
of the company, board’s general powers to manage	117

calls on shares-
allotment, sums due on, deemed to be	26
differentiation as to amount	27
interest on unpaid	25
liability for, of joint shareholders	24
non-payment of	29
notice of	22
payment in advance of	28
payment in advance of, dividend not payable on	131
payment of	22
power to make	22
time made	23
unpaid, no right to vote if	10(a)
unpaid, notice by company	29, 30

capital-
amount of	3
class rights of members as to	3
consolidation of	51 (b)
consolidation of, board’s power to settle difficulties	52
diminution of, by cancellation of shares	51 (d)
increase of	51 (a)
reduction of	51 (e)
sub-division of	51 (c)

capital redemption reserve-
reduction of	51 (e)
restriction on application of	144(a)

2

capitalisation of profits and reserves-
board’s power to deal with ancillary matters	145
power of	144

casting vote of chairman-
board meetings	105
general meetings	70

certificates of shares-
delivery of	17(a)
entitlement to, of members	17,19
form of	16
replacement of certificate	20
sealing of	16

chairman (see also deputy chairmen and vice-chairmen)-
board meetings, entitled to preside at	111
definition of	2
election of	110
general meetings, decision final at	62
general meetings, entitled to preside at	65
power to summon board	105
remuneration of	88

chairman at general meetings-
casting vote	70
poll for election of, when taken	71
power to demand a poll	67
who shall be	62

class meetings-
convening and conduct of	7
poll at	7
quorum at	7

class rights-
income and capital, as to	3
modification of	6
modification of, where not deemed to take place	8

clear days-
definition of	2

commissions-
payment of, on issue of shares	13

committees of board-
delegation by board of powers to	114
expenses of attendance at	90
proceedings at	115
validity of acts of, in spite of formal defect	116

company-
definition of	2

connected-

3

definition of	2

contracts-
declaration of directors’ interest in	94
voting, restriction on, when directors interested in	95

corporations-
execution of proxy by	80
representative, may act by	85

deceased member (see also transmission of shares) -
liability of	46
service of documents and information in respect of	157

default shares-
definition of	2

definitions	2

deputy chairmen (see also chairman)-
appointment of	110
definition of	2
remuneration of	88

direction notice-
definition of	2

directors (including board)-
absence of	109
accounts, to inspect, right of	146(b)
additional, appointment of	103
alternate	104
attorneys, power to appoint	119
bankruptcy of	96(c)
borrowing powers, exercise of	118
casual vacancy among	109
casual vacancy among, caused by removal from office	102
chairman (see chairman)
cheques, signature of	121
committees, power to appoint (see also committees of board)	114
contracts, declaration of interest in	94
contracts, may be interested in	93
definition of	2
delegation of powers to any director	113
disqualification of	96
eligibility of, for re-election	98(a)
employees, power to provide for	124
executive office, appointment to	112
expenses, reimbursement of	90
extraordinary general meeting, power to convene	54
general meeting, entitlement to attend and speak at	75
indemnification of	160(a)
interests in other companies	92
meetings (see meetings of board)

4

nomination of, restriction on	101
notice of intention to propose, for election	101
number of, minimum	86
number of, if less than minimum	109
official seal abroad, power to have vested in	128
other offices may be held by	91 (a)
pensions of	123
positions with other companies	92
powers of, general	117
professional capacity, power to act in	91 (b)
removal of	102
remuneration of	88
remuneration of, extra services	89
report of, sending to persons entitled	148
resignation of, compulsory	96
resolutions, if two or more appointed	100
retirement of, after appointment to fill casual vacancy	103
retirement of, by reason of age, how treated if re-elected	98(b)
retirement of, by rotation	97
retiring, selection of	98(a)
rotation of, where director appointed in place of another removed from office	102
share qualification of	87
vacancy among, appointment to fit! where caused by removal from office	102
vacancy among, may be filled at general meeting	99
vacation of office by	96
validity of acts of, in spite of formal defect	116
voting power in other companies, exercise by company of	92
voting, restrictions on voting by	95
written resolutions of	108

dividends-
apportionment of	131 (a)
calculation of	131(b)
currency of	131(b)
debts, deduction of, from	135
declaration of	130
definition of	2
discharge for	138
interest, not to bear, as against company	134
interim	132
joint holders, payment to	138,139
liability to forfeiture	31
lien on	35
not entitled to if call unpaid	135
non-payment of dividends if Section 212 notice not complied with	10(b)
payment of	138
record date, declaration by reference to	133
reserve fund	143
persons entitled to shares by transmission	49
retention of, in satisfaction of lien	136
rights as to	3

5

scrip	142
specie	141
unclaimed	137
untraced shareholders, obligation to	140
warrants for, how made payable	138

documents-
authentication of	129
execution of	2(b)
whether physical substance or not	2(b)

dominion register (see branch register)

electronic form -
definition of	2

electronic means-
definition of	2

equities-
exclusion of	14

executive directors-
power to appoint	112

executors (see also transmission of shares)-
registration of	47,48
title of, to shares	46
unregistered, rights and restrictions	49

extraordinary general meetings
(see general meetings, extraordinary)

extraordinary resolutions, (see resolutions, extraordinary)

Financial Services Authority-
definition of	2

forfeiture of shares (see shares)

general meetings -
adjourned, business at	63
adjourned meeting, notice of	64
adjournment of, generally	63
adjournment of, if quorum not present	61
adjournment of, proxy valid for	82(b)
adjournment of, when poll to be taken	71
business at, adjourned	63
business at, after demand for poll	73
chairman at	62
chairman’s decision final at	65
classes of shareholders, of	6,7
directors’ expenses of attendance at	90
dissolution of	61
minutes of proceedings at	125(a)
notice of (see notices)

6

no right to be present if calls unpaid	10(a)
overflow meetings	60(a)
poll at (see poll)
proceedings at	59-75
quorum at	59
quorum at, if not present	61
quorum at, of classes of shareholders	7
safety of, arrangements for	60(b)
Section 793 notice, failure to comply with	10(b)
time and place of, to be stated in notices	55
voting at (see poll and votes at general meetings)

general meetings, annual-
notice of	53,55
specified as such in notices, to be	53
time and place of	53
time and place of, to be stated in notices	55
when to be held	53

general meetings, extraordinary-
calling of	54
definition of	54
notice of	55
requisition of	54
time and place of, to be stated in notices	55

group-
definition of	2

hard copy form -
definition of	2

holder-
definition of	2

income-
class rights of shareholders as to	3

indemnity-
to directors, officers and auditors	160(a)

insurance-
for directors, officers and auditors	160(b)

interim dividends	132

interpretation-
words, of	2

joint shareholders-
balance sheet, etc., sending of, to	148
calls, liability for, of	24
certificates of shares, issue of, to	18
dividend warrants of, how made payable	138
dividend warrants, posting of, to	138
dividends of, receipt for	139

7

documents and information to, how sent	156
lien on shares of	35
number of, permitted	18
replacement of certificate, request by	20(d)
survivor of, title of	46
voting rights of	77

lien on shares -
enforcement, statutory declaration as evidence of	37
grounds for refusal to register transfer	41
sale of shares to enforce	36(a)
shares and dividends, on	35
shares sold under, application of proceeds of	36(b)
title to shares sold under	37

liquidator-
powers of	159

London Stock Exchange-	2
definition of	2

meaning of words	2

meetings of board-
adjournment of	105
calling of	105
chairman at	111
committees (see committees of board)
equality of votes at	105
expenses of attendance at	90
minutes of attendance and proceedings at	125(a)
notices of	105
quorum at	106
telephone by	107
validity of acts of, in spite of formal defect	116
votes at	105
votes at, restriction on	95

member-
definition of	2

minutes-
contents of	125
proceedings, evidence of	125

new shares-
direction notice, issued subject to	10(d)

notice (see also notices)-
calls, of	22
calls, requiring payment of unpaid	29
desire to be registered as shareholder, of	48
director, of intention to propose, for election	101
forfeiture of shares, of liability to	29, 30

notices (see also notice)-

8

adjourned general meeting, of	64
advertisement, by	155
auditors’ right to receive, of general meetings	55
contents of, of general meetings	55, 56
dead or bankrupt, when member, service of	157
electronic form, in	152(b), 152(d), 152B
electronic means, by	152(c), 152B(b)
form of	152
general meetings, of	55, 56
joint shareholders, service on, of	156
meetings of board, of	105
non-receipt of, of general meetings	58
omission of, of general meetings	58
poll, of, not required	72
proposed resolution, of, on requisition of members	57
right to appoint proxy of	56
service of, on company	152
service of, by company	152A, 152B, 152C,154
suspension of, to member	153
transfer office, delivery to	152
United Kingdom, not to be sent outside	158
website, by means of a	152C
when service of, effected	154

office-
definition of	2

officers-
indemnification of	160(a)

options over shares	11

ordinary shares-
definition of	2

overseas branch register-
definition of	2
power to keep	120

paid up or paid -
definition of	2

pension	123

person-
includes corporation	2

plural number-
includes singular	2

poll-
calls unpaid, if, no right to vote on	10(a)
declaration of result of	67
demand for, continuance of business after	73
demand for, withdrawal of	74
demand, proxy confers rights to	82(b)

9

demand, who may	67
election of chairman or adjournment, when taken	71
equality of votes on	70
method of taking	69
notice of	72
Section 793 notice, failure to comply with	10(b)
time for taking	67
votes on, how given	76, 79
votes on, rights to	76

prescribed period-
definition of	2

principal place-
definition of	2

profits-
capitalisation of	144
dividends to be paid out of	130

proxy-
appointment in electronic form	80A
authority of	82(b)
authority of, determination of	84
calls unpaid, if, no right to vote by	10(a)
deposit of	81 (a)
execution of	80
form of	80,82(a)
need not be a member of company	80
poll, to demand, right of	82(b)
poll, voting on	76
right to appoint, notice of	56
validity of	81 (a), (b), 82(b), 84

quorum (see also quorum at general meetings)-
meetings of board, at	106

quorum at general meetings-
classes of members, of	7
if not present	61
number of	59

recognised clearing house-
definition of	2

recognised investment exchange-
definition of	2

register-
definition of	2

registration of transfers -
closing of	43
definition	2

remuneration-

10

chairman, deputy chairmen and vice-chairmen	88
directors, of	88
directors, of, for professional services	91 (b)
directors, of, for extra services	89
executive directors	111

reports, directors’ and auditors’- sending of, to persons entitled	148(a)

representative- corporation may act by	85

requisition- extraordinary general meetings, of	54
meetings of board of	105

reserve fund- capitalisation of	144

purposes of	143

resolutions- amendments to	66
deciding, method of	67
not invalidated by failure to give notice	58
voting on, method of	67
voting on, result of	67

resolutions, extraordinary- notice of general meeting to pass	55
period of notice required	55
varying class rights	6
winding up, in course of	159

resolutions, special- notice of general meeting to pass	55
period of notice required	55

resolutions, written- validity of, of directors	108

rights issue- definition of	2

seal- definition of	2
formalities for affixing	127
official seal, for use abroad	128

secretary - appointment of	126(a),(b)
definition includes deputy, assistant, joint	2
deputy or assistant, appointment of	126(c)
eligibility of	126(b)
indemnification of	160(a)
two or more persons may be	126(a)

11

Section 793 notice-
definition of	2

Section 80 amount and
Section 89 amount- definition of	2

securities seal- definition of	2
formalities for affixing	127

service of documents and information	152A, 152B, 152C

share capital	3

share dividends	142

share premium account- reduction of	51(e)
restriction on application of	144

shares- allotment of	5,11,12
apportionment of dividends on	131
board authority to allot	12
calls on (see calls on shares) cancellation of	51(d)
certificates of (see certificates of shares) class rights of holders of	3
commissions and brokerage on issue	13
consolidation of	51(b)
consolidation of, board’s power	52
to settle difficulties distinguishing numbers of	17(b)
equitable interest in, not recognised	14
financial assistance for acquisition of	9
forfeited, liability of holder of	34
forfeited, sale or re-allotment of	33
forfeited, title to	37
forfeiture of, for non-payment of calls	31
forfeiture of, notice of	32
forfeiture of, notice of liability to	29,30
forfeiture of, statutory declaration as evidence of	37
grant of options over	11
issue of, with special rights or restrictions	5
joint holders of (see joint shareholders) lien on (see lien on shares) new, direction notice, subject to	10(d)
paying up and issue of unissued	144
paying up of partly paid	144
proceeds of sale of, accounting for	50(b)
purchase of own	4
redeemable	4
sale of, execution of	50(b)
sell, board’s power to	50(a)
sub-division of	51(c)

12

surrender of, where liable to be forfeited	31
transactions in, restrictions on	122
transfer of (see transfer of shares) transmission of (see transmission of shares) trusts of, not recognised	14
uncertificated	21
unissued shares at disposal of board	11
variation of rights of	6
voting rights of	76

share warrants	15

special resolutions (see resolutions, special)

staff shares- definition of	2
rights attaching to, and transfer of	3

statutes- definition of	2

statutory accounts- definition of	2

subsidiary- definition of	2

subsidiary undertaking- definition of	2

summary financial statement- definition of	2

survivor- title of, of joint shareholders	46

suspension date- definition of	2

transfer of shares- decline to register, board’s power to	41
destroy, and related documents, board’s power to	44(b)
deposit of	42(a)
execution of	40,42
form of	38
ground for declining to register:
if in favour of more than four transferees	42(c)
if in respect of more than one class	42(b)
registration of, no payment of fees on	39
renunciation of allotment, board may recognise	45
retention of, by company	44(a)
suspension of registration of	43

transfer office- definition of	2

13

transmission of shares-
death of member, on	46
dividends, retention of, in connection with	49
generally	46,47,48,49
unregistered persons, rights of, entitled by	49

trusts of shares- not recognised	14
uncertificated shares	21

unissued shares	11

United Kingdom- definition of	2
shareholders to give address within	153

untraced shareholders sale of shares of	50

vice-chairman- definition of	2

vice-chairmen (see also chairman)- appointment of	110
remuneration of	88

votes at general meetings- corporations, of	76
disqualification from voting if calls unpaid	10(a)
disqualification from voting if Section 793 notice	10(b)
not complied with entitlement to	76
equality of	70
error in counting	68
joint shareholders, rights of, to	77
members who are incapable of managing	78
own affairs, right of, to method of recording	67
objections to	68
poll, how given on a	67
poll, on, rights to	76
show of hands, on, rights to	76

votes at meetings of board- regulations for	105
restriction on	95

website - communication by	152C

winding-up- distribution of assets in	159

writing, in- definition of

14